Exhibit 2.1





                        AGREEMENT AND PLAN OF MERGER


                                   Among


                          GLOBAL CROSSING LIMITED,


                       GC CRYSTAL ACQUISITION, INC.,


                                    and


                        IMPSAT FIBER NETWORKS, INC.


                        Dated as of October 25, 2006




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                             TABLE OF CONTENTS

ARTICLE I THE MERGER; CONVERSION OF SHARES; CANCELLATION OF CONVERTIBLE
          INSTRUMENTS....................................................... 3

         1.1.       The Merger...............................................3
         1.2.       Closing; Effective Time..................................4
         1.3.       Conversion of Shares.....................................6
         1.4.       Company Warrants.........................................6
         1.5.       Cancellation of Company Options..........................7
         1.6.       Payment of Indebtedness..................................7
         1.7.       Certificate of Incorporation; By-Laws....................9
         1.8.       Directors and Officers of the Surviving Corporation......9
         1.9.       Dissenting Stockholders..................................9
         1.10.      Paying Agent............................................10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................11

         2.1.       Corporate Status, etc...................................11
         2.2.       Capitalization..........................................12
         2.3.       Conflicts, Consents.....................................13
         2.4.       SEC Filings; Financial Statements.......................14
         2.5.       Absence of Undisclosed Liabilities......................15
         2.6.       Information Provided....................................16
         2.7.       Absence of Certain Changes..............................16
         2.8.       Tax Matters.............................................17
         2.9.       Litigation..............................................18
         2.10.      Compliance with Laws, Permits and Licenses..............18
         2.11.      Employee Benefits.......................................19
         2.12.      Labor Matters...........................................21
         2.13.      Real Property; Tangible Property........................21
         2.14.      Intellectual Property...................................22
         2.15.      Contracts...............................................23
         2.16.      Insurance...............................................24
         2.17.      Environmental Matters...................................24
         2.18.      Communications Regulatory Matters.......................25
         2.19.      Brokers.................................................26
         2.20.      Provision of Documentation..............................26
         2.21.      Audit Letters...........................................26
         2.22.      Disclaimer of Other Representations and Warranties;
                    Knowledge...............................................26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO...........27

         3.1.       Corporate Status........................................27
         3.2.       Authorization, etc......................................27
         3.3.       No Conflicts; Consents..................................27
         3.4.       Litigation..............................................28
         3.5.       Brokers.................................................28
         3.6.       Formation of MergerCo; No Prior Activities..............28
         3.7.       No Knowledge of Misrepresentations or Omissions.........28
         3.8.       Inspection; No Other Representations....................28

ARTICLE IV COVENANTS........................................................29

         4.1.       Conduct of Business by Company and Its Subsidiaries.....29
         4.2.       Satisfaction of Closing Conditions......................33
         4.3.       Access and Information..................................34
         4.4.       Contact with Payers, Suppliers, etc.....................34
         4.5.       Publicity...............................................35
         4.6.       Employee Matters........................................35
         4.7.       Indemnification of Directors and Officers...............36
         4.8.       Acquisition Proposals...................................37
         4.9.       Information Supplied....................................39
         4.10.      Filings; Other Actions; Notification....................39
         4.11.      Stockholders Meeting....................................40
         4.12.      Section 16 Matters......................................40
         4.13.      Takeover Statutes.......................................41
         4.14.      Deregistration..........................................41
         4.15.      Subsidiary Share Transfer...............................41
         4.16.      Internal Controls and Procedures........................41
         4.17.      Cooperation with Financing..............................41

ARTICLE V CONDITIONS TO CLOSING.............................................42

         5.1.       Conditions to the Obligations of the Company,
                    Parent and MergerCo.....................................42
         5.2.       Conditions to the Obligation of Parent and MergerCo.....43
         5.3.       Conditions to the Obligation of the Company.............44

ARTICLE VI NO SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.........44

         6.1.       No Survival of Representations, Warranties and
                    Covenants...............................................44

ARTICLE VII TERMINATION.....................................................45

         7.1.       Termination.............................................45
         7.2.       Effect of Termination...................................46

ARTICLE VIII DEFINITIONS AND INTERPRETATION.................................48

         8.1.       Definition of Certain Terms; Interpretation.............48
         8.2.       Schedules...............................................57

ARTICLE IX GENERAL PROVISIONS...............................................58

         9.1.       Expenses................................................58
         9.2.       Further Actions.........................................58
         9.3.       Certain Limitations.....................................58
         9.4.       Notices.................................................58
         9.5.       Limited Disclosure......................................59
         9.6.       Binding Effect..........................................59
         9.7.       Entire Agreement; Assignment............................60
         9.8.       Amendment; Waivers, etc.................................60
         9.9.       Parent Guarantee........................................60
         9.10.      Severability............................................60
         9.11.      Headings................................................60
         9.12.      Counterparts............................................60
         9.13.      Governing Law...........................................61
         9.14.      Consent to Jurisdiction, etc............................61
         9.15.      Waiver of Punitive and Other Damages and Jury Trial.....61
         9.16.      Specific Performance....................................62
         9.17.      No Third Party Beneficiaries............................62
         9.18.      Interpretation; Construction............................62

                                                             EXECUTION COPY

     AGREEMENT AND PLAN OF MERGER, dated as of October 25, 2006, among Global Crossing Limited, a Bermuda corporation ("Parent"), GC Crystal Acquisition, Inc., a Delaware corporation ("MergerCo") and IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein are defined in Article VIII. An index of defined terms used in this Agreement is provided in Article 8.1 hereto.

     WHEREAS, the respective Boards of Directors of Parent, MergerCo and the Company have determined that it is advisable and in the best interests of their respective stockholders for MergerCo to merge with and into the Company (the "Merger") with the Company continuing as the surviving corporation of such Merger.

     WHEREAS, the parties wish to effect the Merger on the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended ("DGCL").

     WHEREAS, simultaneously herewith, Parent has taken all necessary action to cause all shareholders of MergerCo to approve the Merger, upon the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into this Agreement, the Principal Stockholders are, concurrently with the execution and delivery of this Agreement, entering into support agreements (the "Support Agreements"), the forms of which are attached hereto as Exhibits A-1, A-2 and A-3, pursuant to which the Principal Stockholders are agreeing to support and approve this Agreement, the Merger and the other transactions contemplated hereby.

     WHEREAS, Parent and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

                     THE MERGER; CONVERSION OF SHARES;
                  CANCELLATION OF CONVERTIBLE INSTRUMENTS

     1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL at the Effective Time, MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall cease. After the Merger, the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation and all restrictions, obligations, duties, debts and liabilities of the Company and MergerCo shall be the restrictions, obligations, duties, debts and liabilities of the Surviving Corporation.

     1.2. Closing; Effective Time.

     (a) The closing of the Merger (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, at 10:00 a.m., New York time, on the third Business Day following the satisfaction or waiver of the conditions set forth in Article V (other than conditions which, by their nature, are to be satisfied at the Closing, but subject to the waiver or satisfaction of those conditions), or at such other place, time and date as the parties may agree. The "Closing Date" shall be the date upon which the Closing occurs.

     (b) On the Closing Date, MergerCo and the Company will cause the appropriate certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in such form and executed as provided in Section 251(c) of the DGCL. The Merger will become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State, or such later time as may be specified in the Certificate of Merger (the "Effective Time").

     (c) Subject to the terms and conditions of this Agreement, at the Closing prior to the Effective Time, Parent shall cause to be paid to the Company by wire transfer of immediately available funds, an amount necessary to satisfy the payments set forth below (based on the amounts set forth in a certificate delivered by the Company as provided in the last paragraph of this Section 1.2(c)):

          (i) immediately prior to the Effective Time, the Company shall pay, in each case, by wire transfer of immediately available funds, amounts sufficient to repay in full in cash all outstanding principal, interest and all other amounts due, and to satisfy or defease the obligations of the Company and its Subsidiaries in respect of the Credit Agreements, the Company Notes, and the Other Specified Financing Agreements (in each case other than any securities that have been purchased by the Parent or an affiliate of Parent and other than such Other Specified Financing Agreements as Parent has elected to not satisfy or defease as of the Effective Time) in accordance with
     Section 1.6 hereof and the Company will take such other steps as may be necessary to cause the satisfaction or defeasance of all such obligations thereunder;

          (ii) at the Effective Time, the Company shall pay in cash, by wire transfer of immediately available funds, any payments due under the Management Cash Incentive Plan and the Transaction Expenses;

          (iii) at the Effective Time, the Company shall deposit or cause to be deposited with the Paying Agent (for the benefit of holders of Company Options) an amount in cash equal to the aggregate amount of Option Cancellation Payments, if any;

          (iv) at the Effective Time, the Company shall deposit or cause to be deposited with the Paying Agent (for the benefit of the holders of Company Warrants) an amount in cash equal to (x) the excess, if any, of the Per Share Merger Consideration over the Exercise Price per share of each Company Warrant, multiplied by (y) the number of shares of Company Stock covered by such Company Warrant immediately prior to the Effective Time;

          (v) at the Effective Time, the Company shall deposit or cause to be deposited with the Paying Agent (for the benefit of holders of Company Stock) an amount equal to $9.32 per share (the "Per Share Merger Consideration") multiplied by the number of shares of issued and outstanding Company Stock.

     In order to facilitate the payments contemplated by this Section 1.2(c), the Company will deliver to Parent and to MergerCo not less than three Business Days prior to the anticipated Closing Date a statement (the "Consideration Certificate"), certified by the chief financial officer of the Company, that will set forth: (1) the aggregate amount payable to each lender under the Credit Agreements, the Company Notes, and the Other Specified Financing Agreements pursuant to Section 1.2(c)(i), (2) the Transaction Expenses and the amount payable in respect of the Management Cash Incentive Plan payable pursuant to Section 1.2(c)(ii), (3) the aggregate Option Cancellation Payment payable to the Paying Agent (for the benefit of the holders of Company Options) pursuant to Section 1.2(c)(iii), and (4) the aggregate amounts payable to the Paying Agent (for the benefit of holders of the Company Warrants) pursuant to Section 1.2(c)(iv). The Consideration Certificate shall also set forth the wire transfer or other payment instructions with respect to the payments to be made pursuant to Sections 1.2(c)(i) and (ii). All of the calculations and amounts set forth in the Consideration Certificate shall be deemed to be conclusive and binding on the parties absent manifest error; provided, that the Company shall provide Parent with reasonable documentation in support of the amounts set forth on the Consideration Certificate as requested by Parent. The Company represents and warrants to Parent that each of the amounts set forth on Schedule 1.2(c)(i) and Schedule 1.2(c)(ii) of the Disclosure Letter represent true, complete and correct estimates, as of the date set forth on such Schedule or, if no date is specified, as of the date of this Agreement, of the corresponding amounts to be set forth on the Consideration Certificate, and that each of the amounts set forth on Schedules 1.2(c)(iii) and 1.2(c)(iv) of the Disclosure Letter represents a true, complete and correct calculations of the corresponding amounts to be set forth on the Consideration Certificate. The estimates made in Schedule 1.2(c)(ii) of the Disclosure Letter have been made based upon the Company's good faith and are believed by the Company to be reasonable and accurate as of the date of this Agreement. There is no written or oral contract or arrangement between the Company and any other Person which served or should serve as a basis for Schedule 1.2(c) of the Disclosure Letter that is not set forth therein. It is understood that the actual amounts set forth on the Consideration Certificate with respect to the items set forth on
Schedule 1.2(c)(i) of the Disclosure Letter (solely with respect to interest amounts accrued as of the Effective Time) and 1.2(c)(ii) of the Disclosure Letter are expected to differ from the estimates set forth on such Schedule.

     (d) Subject to the terms and conditions of this Agreement, at and in connection with the Closing:

          (i) as soon as practicable after the Effective Time, the Paying Agent shall deliver to each holder of Company Stock who, in accordance with Section 1.10(b), has delivered to the Paying Agent a duly executed Letter of Transmittal and surrendered the applicable Certificate or Certificates an aggregate amount in cash equal to the product of the number of shares represented by such Certificate or Certificates and the applicable Per Share Merger Consideration, without interest thereon;

          (ii) immediately after the Effective Time, the Surviving Corporation shall issue to its direct parent company a stock certificate or certificates representing that number of shares of Surviving Corporation Common Stock equal to the number of all outstanding shares of MergerCo Common Stock in exchange for the certificate or certificates which formerly represented all outstanding shares of MergerCo Common Stock, which shall be canceled and converted pursuant to Section 1.3(c);

     1.3. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holders of any shares of Company Stock, or of the MergerCo Common Stock:

     (a) Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Stock held as treasury stock and the Dissenting Shares) shall be converted into the right to receive the Per Share Merger Consideration. The issued and outstanding Company Stock, when converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration applicable to such Company Stock upon the surrender of such Certificate in the manner provided in and in accordance with Section 1.2(d).

     (b) All shares of Company Stock that are held by the Company as treasury stock or otherwise, or by any wholly owned Subsidiary of the Company, shall be canceled and retired and shall cease to exist and no Per Share Merger Consideration shall be delivered in exchange therefor.

     (c) Each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). From and after the Effective Time, each outstanding certificate theretofore representing shares of MergerCo Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of MergerCo Common Stock shall have been converted.

     1.4. Company Warrants. Subsequent to the date of this Agreement but prior to the Closing, the Company will enter into a supplement to the Warrant Agreement (the "Supplemental Warrant Agreement") to provide for the treatment of the Company Warrants set forth in Section 4.04(a) of the Warrant Agreement or as otherwise agreed to by the holders of the Company Warrants (which other treatment shall be no more beneficial for the holders of Company Warrants than the treatment currently set forth in Section 4.04(a) of the Warrant Agreement). The Company will take or cause to be taken all actions necessary to give effect to the Supplemental Warrant Agreement.

     1.5. Cancellation of Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     (a) each Company Option granted under the Stock Incentive Plan or Other Director Agreements and outstanding as of the Effective Time (whether or not then vested and exercisable) shall be cancelled in exchange for a single lump sum cash payment, which shall be paid by the Paying Agent from the funds delivered to it pursuant to Section 1.2(c)(iii) as soon as practicable, but in no event more than 5 days following the Effective Time, equal to (x) the excess, if any, of the Per Share Merger Consideration over the Exercise Price per share of such Company Option, multiplied by (y) the number of shares of Company Stock covered by such Company Option immediately prior to the Effective Time (the "Option Cancellation Payment"). For purposes of clarity, each Company Option for which no Option Cancellation Payment is due shall be cancelled at the Effective Time; and

     (b) the Option Cancellation Payment shall be made, without interest thereon, by wire transfer of immediately available funds;

     (c) the Paying Agent shall deduct and withhold, or cause to be deducted or withheld, from any Option Cancellation Payment made hereunder, such amounts as are required to be deducted and withheld under the Code, or any provision of applicable U.S. federal, state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Company Options in respect of which such deduction and withholding was made.

     1.6. Payment of Indebtedness.

     (a) Company Notes.

          (i) Between the date hereof and the Closing, the Company shall commence a contingent Offer to Purchase all of the outstanding Series A Notes and Series B Notes (collectively, the "Pre-Closing Offers to Purchase") at 101% of the principal amount thereof, plus accrued interest thereon (if any) to the Payment Date (the "Offer Price"). Each Pre-Closing Offer to Purchase shall (v) state that it is contingent upon the occurrence of the Closing and that the Pre-Closing Offer to Purchase shall be of no effect if this Agreement is terminated or the Closing does not occur, (w) provide that the "Payment Date" (as used in the Company Notes) for purposes of each Pre-Closing Offer to Purchase shall be the Closing Date, (x) seek a waiver of the requirement to make a subsequent Change of Control Offer to Purchase pursuant to Section 4.12 of the Indentures, (y) seek, to the extent necessary, the Indenture Amendments and (z) be conducted in a manner and pursuant to documentation to be mutually agreed upon in good faith by both Parent and the Company.

          (ii) Between the date hereof and the Closing, the Company shall commence separate consent solicitations (the "Consent Solicitations") with respect to each of the Indentures, as described in Schedule 1.6(a) of the Disclosure Letter. The Consent Solicitations shall be conducted in accordance with Schedule 1.6(a) of the Disclosure Letter and, unless otherwise specifically provided for therein, all actions to be taken in connection therewith by the Company shall be mutually determined by Parent and the Company in the exercise of their respective reasonable judgment.

          (iii) Immediately prior to the Effective Time, in accordance with
     Section 1.2(c)(i), the Company shall (x) pay to the Paying Agent an amount sufficient to pay the Offer Price for all Series A and Series B Notes tendered pursuant to the Pre-Closing Offers to Purchase and (y) deposit with the indenture trustee for the Series A Notes and the indenture trustee for the Series B Notes the amounts required under
     Article 8 of the Indentures to defease the Company Notes (if any) that were not tendered pursuant to the Pre-Closing Offers to Purchase.

     (b) Argentina Financing Agreement.

     Immediately prior to the Effective Time, in accordance with Section 1.2(c)(i), either (i) the Company will prepay in full the Obligations outstanding under the Argentina Financing Agreement pursuant to Section 3.2(b) thereof and simultaneously terminate the Argentina Financing Agreement or (ii) at the option of Parent, Parent will purchase or cause an Affiliate of Parent to purchase the indebtedness underlying the Argentina Financing Agreement for the same amount as the amount of the payment in clause (i). The Company shall take all actions necessary prior to the Effective Time to effect such prepayment.

     (c) Brazil Financing Agreement.

     Immediately prior to the Effective Time, in accordance with Section 1.2(c)(i), either (i) the Company will prepay in full the obligations outstanding under the Brazil Financing Agreement pursuant to Section 3.2(b) thereof and simultaneously terminate the Brazil Financing Agreement or (ii) at the option of Parent, Parent will purchase or cause an Affiliate of Parent to purchase the indebtedness underlying the Brazil Financing Agreement for the same amount as the amount of the payment in clause (i). The Company shall take all actions necessary prior to the Effective Time to effect such prepayment.

     (d) Other Specified Financing Agreements.

     Immediately prior to the Effective Time, in accordance with Section 1.2(c)(i), either (i) the Company will prepay in full the obligations outstanding under the Other Specified Financing Agreements pursuant to the terms thereof and simultaneously terminate such Other Specified Financing Agreements or (ii) at the option of Parent, Parent will purchase or cause an Affiliate of Parent to purchase the indebtedness underlying the Other Specified Financing Agreements for the same amount as the amount of the payment in clause (i) (other than, in each of clauses (i) and (ii), such Other Specified Financing Agreements as Parent has elected to not satisfy or defease as of the Effective Time). The Company shall take all actions necessary prior to the Effective Time to effect such prepayment.

     1.7. Certificate of Incorporation; By-Laws.

     (a) From and after the Effective Time, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable Law.

     (b) From and after the Effective Time, the by-laws of the Surviving Corporation shall be the by-laws of the Company in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable Law.

     1.8. Directors and Officers of the Surviving Corporation.

     (a) The directors of MergerCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

     1.9. Dissenting Stockholders.

     (a) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Stock held by a Person (a "Dissenting Stockholder") who does not vote to adopt this Agreement and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in
Section 1.3, but shall, as of the Effective Time, be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his or her right to appraisal, such Dissenting Stockholder's shares of Company Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement and such holder's shares of Company Stock shall thereupon be deemed to have been converted, at the Effective Time, without interest as described in Section
1.3. Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the appraisal rights provisions of the DGCL (the "Appraisal Rights Provisions") with respect to such Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if Parent, MergerCo or the Company abandon or are finally enjoined or prevented from carrying out, or the stockholders rescind their adoption and approval of, this Agreement, the right of each holder of Dissenting Shares to receive the fair value of such Dissenting Shares in accordance with the Appraisal Rights Provisions will terminate, effective as of the time of such abandonment, injunction, prevention or rescission.

     (b) The Company shall give Parent and MergerCo (i) prompt notice of any demands for appraisal of shares of Company Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands, and the Company shall not, without the prior written consent of Parent, which consent will not be unreasonably withheld, make any payment with respect to, or settle, offer to settle any such demands or agree or commit to do any of the foregoing.

     1.10. Paying Agent.

     (a) Notices to Stockholders. As promptly as practicable after the Effective Time, the Surviving Company shall, or shall cause the Paying Agent to, mail to each holder of record of Company Stock on the applicable record date (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss of the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify (the "Letter of Transmittal"), and (ii) instructions for effecting the surrender of such Certificates for payment.

     (b) Letters of Transmittal. After the Effective Time, upon surrender of a Certificate to the Paying Agent together with the applicable transmittal documents, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefore the applicable Per Share Merger Consideration multiplied by the number of shares represented by such Certificate, without any interest thereon. In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, payment may be made with respect to such shares to such a transferee if the Certificate representing such shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Share Transfer Books. At and after the Effective Time, there shall be no transfers on the share transfer books of the Company of any shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates of the Company are presented to the Surviving Corporation, they shall be cancelled and the shares of Company Stock represented thereby shall be converted as provided in Section 1.3.

     (d) Withholdings. The Paying Agent, the Company and the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from the amounts payable pursuant to this Agreement such amounts as the Paying Agent, the Company or the Surviving Corporation, as applicable, is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of the United States federal, state, local or foreign tax laws. To the extent that amounts are so withheld by Paying Agent, the Company or the Surviving Corporation, such amounts withheld shall be treated for all purposes of this Agreement as having been paid to the appropriate payee in respect of which such deduction and withholding was made by the Paying Agent, Company or the Surviving Corporation.

     (e) Unclaimed Consideration. Six months after the Effective Time, the Surviving Corporation shall cause the Paying Agent to deliver any portion of the Per Share Merger Consideration that it holds and that remains unclaimed to the Surviving Corporation. Any holder of Company Stock immediately prior to the Effective Time who has not theretofore complied with this Section 1.10 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of any portion of the Per Share Merger Consideration that may be payable upon surrender of any Certificates such holder holds, as determined pursuant to this Agreement, as a general creditor and without any interest thereon.

     (f) No Liability. None of the Company, the Surviving Corporation, Parent and their Affiliates, the Paying Agent or any other Person shall be liable for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Company or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation shall direct the Paying Agent to issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable in respect of the shares of Company Stock represented thereby pursuant to this Agreement.

                                ARTICLE II

                       REPRESENTATIONS AND WARRANTIES
                               OF THE COMPANY

     Except as (i) set forth in that certain letter, dated as of the date of this Agreement, from the Company to Parent and MergerCo (the "Disclosure Letter"), (ii) disclosed in any Company Reports filed with the Securities and Exchange Commission on or after January 1, 2006 and prior to the date hereof (each, a "Recent Company Report") excluding (a) all exhibits (other than press releases filed as exhibits to any such Recent Company Report) and (b) all disclosures in any "Risk Factors" section contained in any of the Recent Company Reports or (iii) contemplated under this Agreement, the Company and each of its Subsidiaries, jointly and severally, represent and warrant to Parent and MergerCo as follows:

     2.1. Corporate Status, etc.

     (a) Organization. Schedule 2.1(a) of the Disclosure Letter lists all of the Company's Subsidiaries and their respective jurisdictions of incorporation. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (b) Authorization, etc. The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and this Agreement is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally and by the availability of equitable remedies generally and, subject, in the case of the Merger, to the receipt of Stockholder Approval. Except as set forth on Schedule 2.1(b) of the Disclosure Letter, no vote of any holders of any class or series of Company Stock is necessary to approve the Merger and the transactions related thereto. The Company Board has unanimously (A) determined that the Merger is fair to, and in the best interests of, the Company and its Stockholders, approved and declared advisable this Agreement and the Merger and, subject to the provisions of Section 4.8(b) below, resolved to recommend adoption of this Agreement to the holders of Company Stock (the "Company Recommendation"), (B) directed that this Agreement be submitted to the Stockholders for Stockholder Approval and (C) received the opinion of its financial advisor, Goldman Sachs, to the effect that the Per Share Merger Consideration is fair from a financial point of view to the Stockholders.

     (c) Prior to the date of this Agreement, the Board of Directors of the Company has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement or the transactions contemplated hereby or thereby, including the Merger, without any further action on the part of the Stockholders and the Board of Directors of the Company. True and complete copies of all resolutions of the Board of Directors of the Company reflecting such actions have been previously provided to Parent. No other state takeover statute is applicable to the Merger.

     2.2. Capitalization.

     (a) Common and Preferred Stock. The authorized Company Stock consists of 50,000,000 shares of common stock, par value $0.01 per share, all of which have been duly authorized, of which 10,120,685 shares are outstanding, which shares have been validly issued and are fully paid and nonassessable. In addition, 5,000,000 shares of preferred stock, with a par value of $0.01 per share have been duly authorized, however no preferred stock has been issued by the Company. The issued and outstanding capital stock of each of the Company's Subsidiaries is listed on Schedule 2.1(a) of the Disclosure Letter. Except as set forth on Schedule 2.1(a) of the Disclosure Letter, the Company owns directly or indirectly all of the outstanding shares of capital stock of such Subsidiaries, free and clear of all Liens, other than Liens created by Parent or any of its Affiliates. All such shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than as set forth in this Section 2.2, there are no other authorized or issued equity securities or interests of the Company or issued equity securities or interests of its Subsidiaries.

     (b) Convertible Instruments. The Company has granted or issued and has outstanding:

          (i) Company Options under (a) the Stock Incentive Plan relating to 1,834,138 shares of Company Stock and (b) the Other Director Option Agreements relating to 82,546 shares of Company Stock, which will be vested and exercisable as of the Effective Time (unless earlier canceled in accordance with their terms);

          (ii) Company Warrants relating to 3,257,178 shares of Company
     Stock;

          (iii) Series A Notes convertible into 4,963,748 shares of Company Stock; and

          (iv) Series B Notes convertible into 1,107,147 shares of Company
     Stock.

     The Exercise Price of each tranche of Company Options, Company Warrants, Series A Notes and Series B Notes is set forth on Schedule 2.2(b) of the Disclosure Letter.

     (c) Agreements with Respect to Company Stock, etc. Other than as set forth in the certificate of incorporation of the Company or the Organizational Documents of its Subsidiaries, or in Section 2.2(b) hereof, there are no (i) preemptive or similar rights on the part of any holders of any class of securities of the Company or any of its Subsidiaries; (ii) subscriptions, options, warrants, conversion, exchange or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or any of its Subsidiaries, contingently or otherwise, to issue or sell, or cause to be issued and sold, any shares of or other interest in capital stock of any class of the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares; (iii) stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is bound relating to the voting, purchase, redemption or other acquisition of any shares of the capital stock of the Company or any of its Subsidiaries; or (iv) outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company or any of its Subsidiaries.

     (d) Equity Interests. Except for its Subsidiaries, the Company does not own any capital stock of or other equity securities or interests in any other Person. The Company is not a party to any stockholder agreements, voting trusts or other agreements or understandings relating to the voting, purchase, redemption or other acquisition of any shares of capital stock or equity interests in any other Person.

     2.3. Conflicts, Consents.

     (a) Conflicts. The execution and delivery of this Agreement by the Company, and the performance of its obligations hereunder (i) do not conflict with the Organizational Documents of the Company or any of its Subsidiaries, (ii) subject to obtaining the Consents referred to in Section 2.3(b), do not conflict with, violate, breach or result in a default under (with or without the giving of notice or the lapse of time), give rise to a right of termination, of any obligation or to the loss of any benefit under, any Permit or any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties or assets are bound or result in the creation or imposition of any Liens other than Liens created by or resulting from the actions of Parent, MergerCo or any of its Affiliates, or (iii) subject to obtaining the Consents referred to in Section 2.3(b), violate any law applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii) such conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations, losses of benefits and Liens that would not, individually or in the aggregate, reasonably be expected to (A) have or result in a Material Adverse Effect,
(B) prevent, materially delay or materially impede consummation of the Merger and the transactions contemplated hereby or (C) impair in any material respect the ability of the Company to perform its obligations hereunder.

     (b) Consents. Except for (i) compliance by the Company or its Subsidiaries with such antitrust and competition Law requirements described in Schedule 2.3(b) of the Disclosure Letter; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (iii) the filings with the SEC of the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and the Securities Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (iv) compliance by the Company or its Subsidiaries with the Federal Communications Act of 1934 (as amended by the Telecommunications Act of 1996) and such state and foreign telecommunications Law requirements described in Schedule 2.3(b) of the Disclosure Letter; and (v) any consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Person (other than any of the foregoing addressed in clauses (i) through (iv) above), the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to (A) have or result in a Material Adverse Effect, (B) prevent, materially delay or materially impede consummation of the Merger and the transactions contemplated hereby or (C) impair in any material respect the ability of the Company to perform its obligations hereunder, no Consent of or with any Governmental Entity or Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the performance of its obligations hereunder.

     2.4. SEC Filings; Financial Statements.

     (a) The Company has filed or furnished, as applicable, with the SEC on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since March 25, 2003 (the "Applicable Date") (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the "Company Reports"). No Subsidiary of the Company is required to file or furnish any forms, statements, certifications, reports or documents with, or make any other filing with, or furnish any other material to, the SEC. Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof and up to the Effective Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Except as set forth on Schedule 2.4(a) of the Disclosure Letter, as of the date of this Agreement, except to the extent that information contained in any Recent Company Report filed and publicly available prior to the date of this Agreement has been revised or superseded by a later filed Company Report, none of the Recent Company Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has made available to Parent copies of all comment letters received by the Company from the SEC since March 25, 2003, and relating to the Company Reports, together with all written responses of the Company thereto.

     (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive (loss) income, stockholders' (deficiency) equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or in the case of Company Reports filed after the date hereof, will fairly present the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The Company has furnished to Parent its monthly unaudited financial report for the Company and its Subsidiaries (including the balance sheet and income statement) for the month ended August 31, 2006. Such monthly unaudited financial report fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and the results of its operations for the period then ended (subject to notes and normal year-end audit adjustments that will not be material in amount or effect).

     2.5. Absence of Undisclosed Liabilities.

     (a) Except (i) as set forth, reflected or reserved against in the consolidated balance sheet (including the notes thereto) of the Company as of December 31, 2005 included in its annual report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2005, (ii) as set forth, reflected or reserved against in any consolidated balance sheet (including the notes thereto) of the Company included in any other Company Report filed with the SEC after the filing date of such annual report on Form 10-K for the fiscal year ended December 31, 2005 and prior to the date hereof,
(iii) for liabilities and obligations incurred since December 31, 2005 in the ordinary course of business and consistent with past practice, and, with respect to liabilities incurred after the date of this Agreement, not otherwise prohibited pursuant to this Agreement, (iv) for liabilities and obligations incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement, or (v) as set forth on
Schedule 2.5(a) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for such liabilities and obligations which would not reasonably be expected to have or result in, individually or in the aggregate, liabilities in excess of $5,000,000.00.

     (b) Except as expressly contemplated under this Agreement, there is no transaction or commitment or arrangement between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that would have been required to be publicly disclosed as part of a registration statement under the Securities Act that is not disclosed in a Company Report.

     2.6. Information Provided. The information with respect to the Company to be supplied by or on behalf of the Company for inclusion in the Proxy Statement to be sent to the Stockholders in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to Stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. If at any time prior to the Stockholders Meeting any fact or event relating to the Company or any of its Subsidiaries which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Parent of such fact or event. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

     2.7. Absence of Certain Changes. Other than in connection with or arising out of this Agreement, or the transactions and the other agreements contemplated hereby, since December 31, 2005, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses consistent with past practices and there has not been:

     (a) any change in the financial condition, properties, assets, liabilities, business or results of their operations or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2005) which would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect;

     (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, which is not covered by insurance and that has or would reasonably be expected to result in damages or losses in excess of $100,000.00 individually, or $375,000.00 in the aggregate.

     (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to the Company or to any wholly-owned Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

     (d) except as required by GAAP and disclosed in the Disclosure Letter or a Recent Company Report, any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries;

     (e) (A) any increase in the compensation or benefits payable or to become payable to its present or former directors, officers or employees (except, with respect to those employees who are not the forty most highly compensated employees of the Company or any of its Subsidiaries, for increases in salary or wage rates in the ordinary course of business and consistent with past practice) or (B) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except for, in the case of (A) or (B), (i) any employment agreement with non-executive employees of the Company or its Subsidiaries entered into in the ordinary course of business and consistent with past practice or to the extent required by applicable laws and providing for payments in respect of any individual employee not in excess of $100,000.00 in any year, and (ii) any liabilities accrued after the date of this Agreement expressly permitted under Section 4.1(h);

     (f) any action taken by the Company that, if taken after the date hereof, would constitute a breach of the covenants contained in Sections 4.1(c), (e), (f), (g) or (j); or

     (g) any agreement by the Company to do any of the foregoing.

     2.8. Tax Matters. Except for matters that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) each Tax Return required to have been filed by the Company or any of its Subsidiaries has been filed, all such Tax Returns are true and complete in all respects, and all Taxes due and payable have been timely paid, except such Taxes that the Company or any of its Subsidiaries is contesting in good faith and for which an adequate reserve has been established in the Company's financial statements included in a Recent Company Report or as set forth on Schedule 2.8 of the Disclosure Letter,
(b) no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes payable by the Company or any of its Subsidiaries is in effect as of the date hereof, (c) neither the Company nor any of its Subsidiaries is, as of the date hereof, the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the IRS or any other taxing authority) within which to file any Tax Return not previously filed and (d) as of the date hereof there are no pending audits of any Tax Return of the Company or any of its Subsidiaries and the Company has not received written notice of any unresolved questions or claims concerning its Tax liability or the Tax liability of any of its Subsidiaries except as set forth on Schedule 2.8 of the Disclosure Letter. All material Employment and Withholding Taxes required to be paid or withheld by or on behalf of the Company or any of its Subsidiaries have been timely paid or, if not yet due, properly set aside in accounts for such purpose. None of the Company or any of its Subsidiaries has received written notice from any governmental agency in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction. None of the Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date or (iv) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign Tax Law). Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement, nor is the Company or any of its Subsidiaries liable for the Taxes of any Person other than the Company and its Subsidiaries. None of the Company or any of its Subsidiaries nor any of their Affiliates or predecessors by merger or consolidation has within the past two (2) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code. Except as set forth on Schedule 2.8 of the Disclosure Letter, there are no liens for Taxes (other than Permitted Liens) on any of the assets of the Company or any of its Subsidiaries. Except as set forth on
Schedule 2.8 of the Disclosure Letter, as of the date of the Company's financial statements included in its annual report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2005, the unpaid Taxes of the Company and its Subsidiaries do not exceed by a material amount the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in such financial statements, and since such date, the Company and its Subsidiaries have not incurred any material liability for Taxes outside the ordinary course of business. No foreign Subsidiary of the Company is a successor in interest of an entity taxed as a U.S. corporation.

     2.9. Litigation. Except as reflected or reserved against in the Company's consolidated balance sheet (and the notes thereto) included in the Company Reports filed prior to the date hereof, there is no judicial or administrative action, claim, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. There is no judicial or administrative action, claim, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, before any Governmental Entity seeking to limit or enjoin in any material respect (a) the type of business in which the Company or its Subsidiaries may engage, (b) the manner or locations in which the Company or its Subsidiaries may engage in any business or (c) the use by the Company or its Subsidiaries of any licenses (excluding all licenses provided for in Section 2.18) or software necessary for the operation of the businesses of the Company or its Subsidiaries.

     2.10. Compliance with Laws, Permits and Licenses.

     (a) The businesses of the Company and its Subsidiaries have not been conducted in violation of any law, statute, rule, regulation, judgment, order, decree, permit, concession, franchise or other governmental authorization or approval applicable to it or to any of its properties issued by any Governmental Entity, and none of the Company or any of its Subsidiaries is in receipt of any written notice of any such violation, except, in each case, for violations which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (b) None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any directors, officers, agents or employees of the Company or any of its Subsidiaries has (on behalf of the Company or any of its Subsidiaries) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     (c) Neither the Company nor any of its Subsidiaries is subject to any material outstanding final judgments, orders, writs, injunctions or decrees.

     (d) Less than 25% of the total consolidated annual revenue of the Company and its Subsidiaries for the fiscal year ended December 31, 2005 was obtained from the provision of voice, local or data products to customers in North America.

     (e) This Section 2.10 does not relate to tax matters, employee benefits matters or environmental matters, which are provided for exclusively in Sections 2.8, 2.11 and 2.17, respectively.

     2.11. Employee Benefits.

     (a) Company Benefit Plans; Employment Agreements. Schedule 2.11(a) of the Disclosure Letter sets forth a complete and accurate list of each material Plan that is sponsored, maintained, established or contributed to by the Company or any of its Subsidiaries and under which any current or former officer, director, employee or independent contractor of the Company or any of its Subsidiaries, or the beneficiaries or dependents of any such Person, is or will become eligible to participate or derive a benefit, or under which the Company or any of its Subsidiaries has any present or future liability (collectively, whether or not material, the "Company Benefit Plans"). In addition, Schedule 2.11(a) of the Disclosure Letter sets forth all written employment, severance, retention, termination, change of control and other similar agreements other than any such agreement (a) (x) that, by its terms may be terminated or canceled by the Company or any Subsidiary with notice of not more than the greater of 120 days and the period of notice required under applicable law, in each case without penalty and (y) providing for the payment of annual salary and bonus or severance payments less than $15,000.00 in any one case or (b) are required by Law ("Company Employment Agreements").

     (b) Compliance; Liability. Each Company Benefit Plan has been established, operated and administered in accordance with its terms and in compliance with applicable Law, except for any failure to do so that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. All material contributions required to have been made by the Company and its Subsidiaries under any Company Benefit Plan have been made by the due date therefor (including any extensions). Except as set forth on Schedule 2.12 of the Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened material legal action, suit or claim (other than routine claims for benefits), nor any administrative investigation, audit or other administrative proceeding by any Governmental Entity relating to the Company Benefit Plans. The Company and its Subsidiaries have engaged in no transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction has expired as of the date hereof, would reasonably be expected to subject the Company and its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA that would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any Company Employment Agreement, except for any such breach that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (c) Tax Qualification. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each related trust is exempt from taxation under
Section 501(a) of the Code, and, to the Knowledge of the Company, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status that cannot be corrected without material liability.

     (d) Title IV of ERISA; Post-Retirement Benefits. Neither the Company nor any ERISA Affiliate has incurred any material liability under Title IV of ERISA, and no event or transaction or condition has occurred that would result in any material liability to the Surviving Corporation or any ERISA Affiliate following the Closing. No Company Benefit Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA or "multiple employer plan" under Section 4063 of ERISA. No Company Benefit Plan provides retiree welfare benefits, and neither the Company nor any of its Subsidiaries has any obligation to provide any retiree welfare benefits other than as required pursuant to Section 4980B of the Code or other applicable Laws.

     (e) Triggering Events. Except as set forth in Schedule 2.11(e) of the Disclosure Letter, neither the execution of this Agreement, the performance of the obligations hereunder by the Company or its Subsidiaries, nor the consummation of the Merger (whether alone or in connection with any other events) could (i) result in a payment or provision of any benefit or other right, or cause the increase in or accelerated vesting of any payment, benefit or other right, under any Company Benefit Plan or under any Company Employment Agreement, or (ii) result in any payment or provision of any benefit or other right under any Company Benefit Plan or under any Company Employment Agreement that would be non-deductible by reason of Section 280G or 4999 of the Code.

     (f) Non-U.S. Employees. With respect to any current or former officer, director, employee or independent contractor of the Company or any of its Subsidiaries that performs services or that is employed outside of the United States (each, a "Non-US Employee"), or beneficiaries or dependents thereof, and with respect to any Company Benefit Plan maintained for the benefit of such persons (each, a "Non-US Plan"): (i) if intended to qualify for special tax treatment, each Non-US Plan meets all requirements for such treatment, except for such failure to meet such requirements that can be corrected without material liability, (ii) if required by applicable Law or applicable accounting practice to be funded and/or book reserved, each Non-US Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iii) no material liability exists or could reasonably be imposed upon the assets of the Company or any of its Subsidiaries by reason of a Non-US Plan or any Company Benefit Plan outside of the United States (including, without limitation, any such liability due to the failure of any Non-US Plan to comply with applicable Law or the failure by the Company or any of its Subsidiaries to make any required contribution to any such Non-US Plan).

     (g) Documents. With respect to each Company Benefit Plan, the Company has made available to Parent true and complete copies of the following documents (or, to the extent that no such copy exists, an accurate description thereof), to the extent applicable: (i) the most recent Plan document and all amendments thereto; (ii) the most recent trust instrument and insurance contracts; (iii) the most recent Form 5500 and attached schedules filed with the IRS; (iv) the most recent summary plan description; and (v) the most recent determination letter issued by the IRS, audited financial statement and actuarial valuation report. The Company has made available to Parent true and complete copies of the Company Employment Agreements an all amendments thereto.

     2.12. Labor Matters. No labor strike, material labor dispute, or concerted work stoppage is currently pending or, to the Knowledge of the Company, threatened against the Company. Except as set forth in Schedule 2.12(a) of the Disclosure Letter, the Company is in compliance with all applicable labor laws in connection with the employment of its employees, except for such non-compliance that individually or in the aggregate would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Except as set forth in Schedule 2.12(b) of the Disclosure Letter, (i) the Company is neither party to nor bound by any Contract or other agreement with any labor union representing its employees or collective bargaining agreement and, (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any such employees.

     2.13. Real Property; Tangible Property.

     (a) Schedule 2.13(a) of the Disclosure Letter lists all material items of real property owned by the Company or its Subsidiaries (the "Owned Real Property") or real property leased by the Company or its Subsidiaries (the "Leased Real Property") with an annual rental of at least $20,000.00. The Company and its Subsidiaries have good and marketable title to the Owned Real Property listed on Schedule 2.13(a) of the Disclosure Letter and valid leasehold interests in the Leased Real Property listed on Schedule 2.13(a) of the Disclosure Letter, in each case free and clear of all Liens except for Permitted Liens.

     (b) The Owned Real Property and the Leased Real Property, together with easements appurtenant thereto, include all of the material real property used or held for use in connection with or otherwise required to carry on the business of the Company and its Subsidiaries, as currently conducted.

     (c) Schedule 2.13(a) of the Disclosure Letter contains a complete and correct list of all real property leases relating to the Leased Real Property to which the Company or any of its Subsidiaries is a party or is bound with an annual rental of at least $20,000.00 (the "Leases"). The Company has made available to Parent correct and complete copies of the Leases. Each of the Leases (including any option to purchase contained therein) is in full force and effect and is enforceable against the landlord which is party thereto in accordance with its terms, and there exists no default or event of default (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries under any Leases, except for such failures to be in full force and effect and defaults as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (d) Except as set forth on Schedule 2.13(d) of the Disclosure Letter, the Company and its Subsidiaries have legal and beneficial ownership of all of their respective tangible personal property and assets included in the Company's financial statements for the fiscal year ended December 31, 2005 included in its annual report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2005, except for properties and assets disposed of in the ordinary course of business and consistent with past practice since the date of such financial statements, in each case free and clear of all Liens other than Permitted Liens.

     (e) Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries own or have the right to use all of the properties and assets necessary for the conduct of their business as currently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purpose for which it is currently used.

     2.14. Intellectual Property.

     (a) Schedule 2.14(a) of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all material issued patents, pending patent applications, trademark and service mark registrations and applications therefor, and copyright registrations and applications, in each case, that are owned by the Company or any of its Subsidiaries (collectively, "Owned Intellectual Property"). With respect to each item of Owned Intellectual Property, (i) the Company is the sole and exclusive owner and possesses all right, title, and interest in and to the item in the listed country or jurisdiction, free and clear of any Lien (other than Permitted Liens); (ii) the item has not been abandoned or canceled; and
(iii) no claim, action, or proceeding is pending or, to the Knowledge of Company, is threatened, that challenges the legality, validity, enforceability, registration, use, or ownership of the item in the listed country or jurisdiction, which claim, action or proceeding would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. There is no claim, action or proceeding pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries alleging that the use of the Owned Intellectual Property by the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates the Intellectual Property rights of any third party, which claim, action or proceeding would, if found to be merited, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. To the Knowledge of the Company, the Owned Intellectual Property is in full force and in effect.

     (b) Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company owns or has the right to use, without payments to any other Person except pursuant to a license or similar Contract, all Intellectual Property used, or held for use in, the operation of the business of the Company as the business is presently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company is taking or has taken all actions that are required to maintain, and all actions that it reasonably believes are required to protect, each item of Intellectual Property owned or used by the Company in its business.

     (c) To the Knowledge of Company, no Person has infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company during the past two (2) years (or earlier if not resolved), which infringement, misappropriation or conflict would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (d) Schedule 2.14(d) of the Disclosure Letter sets forth a list, as of the date hereof, of all material written license agreements (other than non-exclusive licenses of "off the shelf" computer software and non-exclusive licenses of Intellectual Property incidental to the provision or purchase of products and services in the ordinary course of the business of the Company or any of its Subsidiaries) pursuant to which (i) the Company or any of its Subsidiaries has licensed the Owned Intellectual Property to third parties, or (ii) third parties have licensed Intellectual Property to the Company or any of its Subsidiaries, in each case, that are necessary for the conduct of the business of the Company or any of its Subsidiaries as currently conducted (collectively, "IP Licenses"). The Company has made available to Parent copies of all of the IP Licenses. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto, is in default under any IP License, and each IP License is in full force and effect as to the Company or such Subsidiary thereof and, to the Knowledge of the Company, as to each other party thereto, except for such defaults and failures to be so in full force and effect as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     2.15. Contracts. Schedule 2.15 of the Disclosure Letter sets forth a list of all Material Contracts. The term "Material Contracts" means all of the following types of Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound as of the date hereof (other than Organizational Documents of any of the Company's Subsidiaries, agreements related to employee benefits, agreements related to labor matters, real property leases and agreements related to Intellectual Property, the last four of which are provided for in Sections 2.11, 2.12, 2.13, and 2.14, respectively):

     (a) (i) mortgages, indentures, loan or credit agreements, security agreements, and other agreements and instruments relating to the borrowing of money or (ii) relating to the extension of credit, other than, in the case of this clause (ii), in the ordinary course of business and consistent with past practice and in excess of $10,000;

     (b) joint venture and limited partnership agreements (other than limited partnerships of which the Company owns 100% of the partnership interests);

     (c) asset purchase agreements and other acquisition or divestiture agreements relating to the acquisition or disposition by the Company or its Subsidiaries of material assets and properties (other than in the ordinary course of business), which were entered into by the Company or its Subsidiaries after March 25, 2003;

     (d) other than as set forth in Section 2.2(b), stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is bound relating to the voting, purchase, redemption or other acquisition of any shares of the capital stock of the Company or any of its Subsidiaries;

     (e) any contract for the provision of voice telephony services between dealer boards (i.e., turrets) to any business customers in the financial services market;

     (f) any Network Contract;

     (g) any contract or agreement purporting to limit in any material respect either the type of business in which the Company or its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business; and

     (h) any contract or agreement other than those described in Sections 2.15(a)-(g) above, involving aggregate annual payments in excess of $500,000.00, to be made by or to the Company or any of its Subsidiaries after the date hereof, and which are not terminable on notice of 120 days or less without payment or penalty by the Company or any of its Subsidiaries.

     The Company has either provided or made available to Parent copies of all of the Material Contracts. Each such Material Contract is a valid and binding agreement of the Company or one of its Subsidiaries and is in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person is in default under any Material Contract, except for such failures to be in full force and effect and defaults as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. As of the date of this Agreement, other than as set forth on Schedule 2.15(i) of the Disclosure Letter, the Company has not received a notice of termination or non-renewal with respect to any Material Contract, except with respect to Material Contracts that do not result in aggregate annual revenues or expenditures in excess of $500,000.00. During the period from and after the date of this Agreement until the Effective Time, the Company will provide Parent with notice of its receipt of a notice of termination or non-renewal with respect to any customer contract that provides for aggregate annual revenues in excess of $150,000.00. Other than as set forth on Schedule 2.15(j) of the Disclosure Letter, the Company is not a party to any Contract with any Governmental Entity that (a) is classified by any Law to require protection against unauthorized disclosure and (b) is in support of national security or law enforcement objectives.

     2.16. Insurance. Schedule 2.16 of the Disclosure Letter sets forth a list of the material insurance policies held by, or for the benefit of, the Company and its Subsidiaries as of the date of this Agreement, including the underwriter of such policies and the amount of coverage thereunder.

     2.17. Environmental Matters. To the Knowledge of the Company, the Company and its Subsidiaries have been, and are in, compliance with Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect. The representations and warranties set forth in this Section 2.17 shall constitute the only representations and warranties by the company with respect to environmental matters.

     2.18. Communications Regulatory Matters.

     (a) Except as set forth on Schedule 2.18(a)(i) of the Disclosure Letter, the Company and its Subsidiaries have all licenses, Permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from each Governmental Entity that regulates telecommunications in each applicable jurisdiction required for the conduct of the Company's business as presently conducted, including, without limitation, (i) the FCC (together with any renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date, the "FCC Licenses"); (ii) the State PUCs (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "State Licenses"); and (iii) the appropriate foreign Governmental Entities (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Foreign Licenses"), except, in each of clauses (i-iii), where the failure to have such licenses would not be material to the Company, taken as a whole. The FCC Licenses, State Licenses and Foreign Licenses are hereafter collectively referred to as the "Communications Licenses." All of the Communications Licenses held as of the date of this Agreement are set forth on Schedule 2.18(a)(ii) of the Disclosure Letter.

     (b) Each of the Communications Licenses was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked or modified in any materially adverse manner and is not subject to conditions or requirements that are not generally imposed on such authorizations, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (c) Each holder of a Communications License (i) has operated in compliance with all terms thereof in all material respects, including all system build-out requirements; and (ii) is in all material respects in compliance with, and the conduct of its business has been and is in compliance with, the Communications Act and any other applicable Law in all material respects, and each such holder has materially complied with all requirements to file all registrations, statements, documents and reports and paid all fees required by the Communications Act and any other applicable Law except, in each case, as would not be material to the Company, taken as a whole. There is no pending or, to the Knowledge of the Company, threatened action by or before the FCC, any State PUC, or any foreign Governmental Entity to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses, and, except as set forth on
Schedule 2.18(c) of the Disclosure Letter, there is not now any issued, outstanding or, to the Knowledge of the Company, threatened, notice by the FCC, any State PUC, or any foreign Governmental Entity of any violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Company's industry as a whole) relating to the business or operations of the Company or any Subsidiary. To the Knowledge of the Company, no Person has asserted in writing to a Governmental Entity that any Communications License should be modified or revoked, or that the Company or any Subsidiary is not in material compliance with any Communications License.

     (d) Except as set forth in Schedule 2.18(d) of the Disclosure Letter, to the Knowledge of the Company (after the exercise of reasonable internal inquiry), no event has occurred which permits the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course.

     2.19. Brokers. Other than with respect to Persons whose fees and expenses will be paid pursuant to Section 1.2(c)(ii), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Company in such manner as to give rise to any valid claim against Parent, MergerCo or the Surviving Corporation for any brokerage or finder's commission, fee or similar compensation.

     2.20. Provision of Documentation. The Company has provided or made available to Parent true and complete copies of all agreements and other documents listed in the Disclosure Letter.

     2.21. Audit Letters. A copy of each audit letter response received by the Company from any attorneys for the Company or any of its Subsidiaries in connection with the preparation of the Company's financial statements or otherwise since January 1, 2006, relating to any litigation pending as of the date of this Agreement to which the Company or any of its Subsidiaries is a party and which deems the Company or any of its Subsidiaries as a defendant or cross-defendant has been provided or made available to Parent.

     2.22. Disclaimer of Other Representations and Warranties; Knowledge.

     (a) THE COMPANY HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THE BUSINESS OF THE COMPANY OR ANY OF ITS
SUBSIDIARIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE II.

     (b) Without limiting the generality of the foregoing, neither the Company nor any representative of the Company has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Company and its Subsidiaries made available to Parent and MergerCo, including due diligence materials, or in any presentation of the business of the Company and its Subsidiaries by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation or otherwise shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or MergerCo in executing, delivering and performing this Agreement and the transactions contemplated hereby. It is understood that any estimates, projections, budgets or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to any offering memorandum or similar materials made available by the Company and its representatives, are not and shall not be deemed to be or to include representations or warranties of the Company, and are not and shall not be deemed to be relied upon by Parent or MergerCo in executing, delivering and performing this Agreement and the transactions contemplated hereby.

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGERCO

     Parent and MergerCo, jointly and severally, represent and warrant to the Company as follows:

     3.1. Corporate Status. Parent is a Company duly formed, validly existing and in good standing under the laws of Bermuda. MergerCo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Authorization, etc. Each of Parent and MergerCo has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent and MergerCo of this Agreement have been duly authorized by the board of directors of each of Parent and MergerCo and by Parent as sole shareholder of MergerCo, which constitutes all requisite corporate authorization on the part of Parent for such action. This Agreement has been duly executed and delivered by each of Parent and MergerCo and constitutes the valid and binding obligation of each of Parent and MergerCo, enforceable against each of Parent and MergerCo in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.3. No Conflicts; Consents.

     (a) The execution and delivery of this Agreement by each of Parent and MergerCo and the performance of its obligations hereunder (i) do not conflict with the Organizational Documents of Parent or MergerCo, (ii) do not conflict with, violate, breach or result in a default under (with or without the giving of notice or the lapse of time), give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under, any Contract to which Parent or MergerCo is a party or by which any of them or their respective properties or assets are bound or result in the creation or imposition of any Liens, or (iii) do not violate any law applicable to Parent or MergerCo or any of Parent's Affiliates, except in the case of clauses (ii) or (iii) for such conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations, losses of benefits and Liens that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent or MergerCo to perform its obligations hereunder.

     (b) No Consent of or with any court, Governmental Entity or third Person, is required to be obtained by Parent or MergerCo in connection with the execution and delivery of this Agreement or the performance of its obligations hereunder, except for such consents contemplated by Section 5.1(c) hereof and except where the failure to do so would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent or MergerCo to perform its obligations hereunder.

     3.4. Litigation. There is no judicial or administrative action, claim, suit, proceeding or investigation pending or, to the Knowledge of Parent or MergerCo, threatened against Parent or MergerCo, in each case before any Governmental Entity, that question the validity of this Agreement or any action taken or to be taken by Parent or MergerCo in connection herewith.

     3.5. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of Parent or MergerCo in such manner as to give rise to any valid claim against the Company for any brokerage or finder's commission, fee or similar compensation.

     3.6. Formation of MergerCo; No Prior Activities. MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Closing Date, except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, MergerCo has not incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     3.7. No Knowledge of Misrepresentations or Omissions. As of the date of this Agreement Parent and MergerCo have no Knowledge that any of the representations and warranties of the Company in this Agreement are not true and correct in all material respects, and as of the date of this Agreement Parent and MergerCo have no Knowledge of any material errors in, or material omissions from, the Disclosure Letter.

     3.8. Inspection; No Other Representations. Each of Parent and MergerCo is an informed and sophisticated entity, and has engaged expert advisors experienced in the evaluation and acquisition of companies such as the Company and its Subsidiaries as contemplated hereunder. Each of Parent and MergerCo has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. The Company and its representatives have answered to Parent's and MergerCo's satisfaction all inquiries that Parent, MergerCo or their representatives have deemed necessary to be answered concerning the business of the Company and its Subsidiaries or otherwise relating to the transactions contemplated hereby. Without limiting the generality of the foregoing or Section 2.21, each of Parent and MergerCo acknowledges that
(a) the Company does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Parent or MergerCo of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and its Subsidiaries or (ii) any other information or documents made available to Parent or MergerCo or their counsel, accountants or advisors with respect to the Company, its Subsidiaries or any of their respective businesses, assets, liabilities or operations, except as expressly set forth in this Agreement, and (b) neither Parent nor MergerCo has relied or will rely upon any of the information described in subclauses (i) and (ii) of clause (a) above in executing, delivering and performing this Agreement and the transactions contemplated hereby.

                                ARTICLE IV

                                 COVENANTS

     4.1. Conduct of Business by Company and Its Subsidiaries. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and the its Subsidiaries to the following (except as (i) expressly contemplated by this Agreement, (ii) as set forth in Schedule 4.1 of the Disclosure Letter, (iii) as required by any applicable Law, (iv) as required by a Governmental Entity of competent jurisdiction, (v) to the extent approved in writing by Parent prior to, or contemporaneously with, this Agreement or (vi) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

     (a) Ordinary Course. The Company and its Subsidiaries shall in all material respects carry on their respective businesses in the usual, regular and ordinary course and consistent with past practice. Without limiting the foregoing, the Company and its Subsidiaries shall use their commercially reasonable efforts to preserve substantially intact their properties or assets except as otherwise contemplated by this Agreement and present lines of business, maintain their rights and franchises and preserve substantially intact their relationships with customers, suppliers and others having business dealings with them and keep available the services of their present officers and employees.

     (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to (1) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly-owned Subsidiary to the Company or to any other direct or indirect wholly-owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock, or (2) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock.

     (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of the Company or any its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than required issuances of shares of Company Stock upon the exercise of Company Options, Company Warrants or Company Notes outstanding as of the date of this Agreement.

     (d) Governing Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend its respective Organizational Documents, except to carry out its obligations under this Agreement.

     (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire (or agree to acquire), in a single transaction or in a series of related transactions, (i) any business or Person or division thereof by merging or consolidating with, or purchasing all or substantially all of the assets or equity interest of a Person or
(ii) any assets at an aggregate cost to the Company and/or its Subsidiaries of in excess of $250,000.00, other than in the ordinary course of business and consistent with past practice.

     (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, dispose of, transfer or divest any (i) businesses or divisions or (ii) material properties or assets (including capital stock of its Subsidiaries), other than in the ordinary course of business and consistent with past practice.

     (g) No Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or otherwise consensually incur any Lien on any material properties or assets other than Liens incurred in the ordinary course of business and consistent with past practice and Permitted Liens.

     (h) Compensation; Severance. Except (1) as required by applicable Law or (2) to satisfy contractual obligations based on a change in control of the Company pursuant to the Contracts specified in Schedule 4.1(h) of the Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, (i) pay or commit to pay any material severance or termination pay other than severance or termination pay that is required to be paid pursuant to the terms of a Company Benefit Plan existing as of the date of this Agreement, (ii) enter into any material employment, deferred compensation, consulting, severance or other similar agreement (or any amendment to any such existing agreement other than amendments necessary or appropriate to bring such agreements into compliance with Section 409A of the Code) with any present or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, (iii) increase or commit to increase in any material respect any compensation or employee benefits payable to any present or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, including wages, salaries, compensation, pension, severance, termination pay or other benefits or payments (except (x) as required by the terms of a Company Benefit Plan existing as of the date of this Agreement, (y) for Non-Management Employees and Senior Managers, increases in salary or hourly wage rates in connection with annual merit and/or cost of living increases (such increases with respect to Senior Managers not to exceed $10,000 per individual on an annualized basis or $135,000 on an annualized basis in the aggregate), and (z) payments under the discretionary quarterly cash bonus program described in Schedule 2.11(a) of the Disclosure Letter in amounts not to exceed amounts accrued as expenses in the Company's financial statements as of the date hereof for such purpose, in the case of (y) and (z), consistent with past practice in the timing, amount and procedures for implementation), (iv) adopt, establish, enter into, amend, extend or terminate any Company Benefit Plan (or any plan, program, trust, fund, policy, understanding or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement), or make any commitment to do any of the foregoing, or (v) make any contribution to any Company Benefit Plan, other than (x) regularly scheduled contributions and (y) contributions required pursuant to the terms thereof. For purposes of this Section 4.1(h), "Non-Management Employees" shall mean those employees who are not the forty most highly compensated employees of the Company or any of its Subsidiaries, and "Senior Managers" shall mean the eleventh through fortieth most highly compensated employees of the Company or any of its Subsidiaries.

     (i) Accounting Methods; Income Tax Elections. The Company shall not, and shall not permit any of its Subsidiaries to, (1) change in any material respect its methods of accounting or accounting practice as in effect at December 31, 2005, except for any such change as required by reason of a change in SEC guidelines or GAAP, (2) change its fiscal year or (3) prepare or file any material Tax Return materially inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods except, in each case, as required by Tax Law.

     (j) Certain Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Material Contract that limits or restricts the right of the Company or any of its Subsidiaries or any of their respective successors, or that would, after the Effective Time, limit or restrict the right of the Parent, the Surviving Corporation or any of their respective successors, to engage or compete in any business or in any geographic area or location.

     (k) Corporate Structure. The Company shall not, and shall not permit any of its Subsidiaries to, alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure of the Company or any of its Subsidiaries.

     (l) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make or commit to make any capital expenditures, capital additions or capital improvements that will (i) result in aggregate capital expenditures for fiscal year 2006 in excess of
(x) the budgeted amount of $38,000,000.00 plus (y) the management contingency amount of $2,000,000.00, (ii) result in aggregate capital expenditures for the three month period ending March 31, 2007 in excess of $12,000,000.00, (iii) result in aggregate capital expenditures in excess of $3,333,333.00 for any calendar month between April 1, 2007 and June 30, 2007 or (iv) obligate the Company beyond June 30, 2007.

     (m) Indebtedness. Other than as contemplated by Schedule 4.1(m) of the Disclosure Letter, the Company shall not (i) incur, create, assume or otherwise become liable for any indebtedness for borrowed money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any Person (other than the Company or any of its Subsidiaries) relating to indebtedness for borrowed money, (iii) make any loans, advances or capital contributions to or investments in any Person (other than the Company or any of its Subsidiaries, in the ordinary course of business and consistent with past practice; provided, however, that any such loan, advance or capital contribution to or investment in the Company or any of its Subsidiaries shall not have the effect of (x) reducing or restricting the amount of distributions, reimbursements, dividends or other payments that are otherwise capable of being made from any Subsidiary to the Company as of the date hereof or (y) increasing the costs of any distributions, reimbursements, dividends or other payments from any Subsidiary to the Company) or (iv) repurchase or prepay any indebtedness for borrowed money.

     (n) The Company shall not make, revoke or amend any material Tax election, settle or compromise any material claim or assessment with respect to Taxes, unless required by Law, file any material amended Tax Return or surrender a material claim for a refund of Taxes.

     (o) The Company shall not take any action, or fail to take any action, that would reasonably be expected to result in any representation or warranty of Company set forth in Article II becoming not true in any material respect.

     (p) The Company shall not settle or compromise any material claims, whether now pending or hereafter made or brought or waive, release or assign any material rights or claims.

     (q) Contracts. The Company shall not (i) renew, enter into, amend or waive any material right under any contract with any affiliate of the Company (other than its direct and indirect wholly owned Subsidiaries) unless otherwise contemplated by this Agreement and on arms-length terms,
(ii) waive any material right under any Material Contract or assign any material rights or claims under any Material Contract, other than in the ordinary course of business and consistent with past practice, (iii) modify or amend in any material respect any Material Contract in a manner that is or is reasonably likely to be adverse to the Company other than a modification or amendment to the Material Contracts listed on Schedules 2.15(f) and 2.15(h) of the Disclosure Letter in the ordinary course of business and consistent with past practice, (iv) accelerate, terminate or cancel any Material Contract or (v) renew or enter into any Material Contract other than in the ordinary course of business and consistent with past practice.

     (r) The Company shall not dispose of or allow to expire any Communications Licenses.

     (s) The Company shall not file any applications for new, additional or modified Communications Licenses, the issuance of which before the Closing would require the consent of the issuer prior to the consummation of the transaction contemplated hereby.

     (t) The Company shall not, except in the ordinary course of business and consistent with past practice, engage in (A) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters or (B) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter).

     (u) Prohibited Activities. The Company shall not, and shall not permit any of its Subsidiaries to, agree, authorize or enter into any commitment to take any action described in the foregoing subsections (a) through (t) of this Section 4.1, except as otherwise permitted by this Agreement.

     (v) Additional Actions. The Company shall take, or cause to be taken, each of the actions listed on Schedule 4.1(v) of the Disclosure Letter.

     4.2. Satisfaction of Closing Conditions.

     (a) Subject to the terms and conditions of this Agreement, each of Parent, MergerCo and the Company shall use its commercially reasonable efforts to cause the Closing to occur, including, without limitation, (i) taking such actions as are contemplated by Section 4.2(b), 4.2(c) and 4.2(d), (ii) using commercially reasonable efforts to take such actions as may be necessary to comply with applicable Law and (iii) using commercially reasonable efforts defending against any suits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any temporary restraining order, preliminary injunction or other legal restraint or prohibition entered or imposed by any court or other Governmental Entity and that is not yet final and non-appealable to be vacated or reversed.

     (b) The parties agree that filing pursuant to the HSR Act is not required for the consummation of the transactions contemplated by this Agreement. Each of the Company, Parent and MergerCo shall file or cause to be filed as promptly as practicable with any non-US Governmental Entity under any applicable merger, competition or antitrust Law (i) any notification, letter or other required forms and (ii) any supplemental information requested in connection therewith, which information shall be submitted as promptly as reasonably practicable following the request therefore during the initial waiting period.

     (c) Each of the Company, Parent, and MergerCo shall file or cause to be filed as promptly as practicable with the FCC and non-US Governmental Entity under any telecommunications Law (x) any notification, letter or other required forms and (y) any supplemental information requested in connection therewith, which information shall be submitted as promptly as reasonably practicable following the request therefore during the initial waiting period.

     (d) To the extent deemed appropriate by Parent, in the exercise of its reasonable judgment, each of the Company and Parent shall, as promptly as practicable, make all voluntary filings and other disclosures in respect of the transactions contemplated hereby under the Exon-Florio Amendment; provided that if a filing has not been made by February 2, 2007, Parent and the Company shall meet and mutually determine whether any such filing shall be made and the timing of any such filing.

     (e) The Company, on the one hand, and Parent and MergerCo on the other hand, shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing that is necessary under any Law. The Company, on the one hand, and Parent and MergerCo, on the other hand, shall keep each other apprised of the status of any communications with, and any discussions with or any inquiries or requests for additional information from, any Governmental Entity and shall comply as promptly as reasonably practicable with any such inquiry or request. The Company, Parent and MergerCo shall permit the other parties to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity, including, but not limited to, the FCC and the Committee on Foreign Investment in the United States ("CFIUS"), in connection with any proceeding relating to the transaction contemplated hereby, and to the extent permitted by such Governmental Entity, give the other parties the opportunity to attend and participate in such meetings and conferences. Subject to Section 4.2(a), each of the Company, Parent and MergerCo shall use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under any merger control (including, without limitation, any review period under the Exon-Florio Amendment), antitrust, or competition Law, and to obtain any approval, certificate, clearance, consent or other form of favorable ruling under such Law or any telecommunications Law.

     (f) Neither the Company nor Parent or MergerCo shall take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article V not being satisfied in a timely manner, except as may be required by Law.

     4.3. Access and Information.

     (a) Without undue disruption of the Company's business, prior to the Closing, and subject to the restrictions set forth in the Confidentiality Agreement dated February 28, 2006, between Parent and the Company (the "Confidentiality Agreement"), and only to the extent permitted by applicable Law, the Company and each of its Subsidiaries shall permit Parent and its representatives after the date of execution of this Agreement to have reasonable access at reasonable times as coordinated by Goldman Sachs, to the properties, books and records and management of the Company and its Subsidiaries, other than any personnel information protected by applicable privacy laws, and shall furnish such information and documents in its possession relating to the Company and its Subsidiaries as Parent may reasonably request, provided that Parent shall not be entitled to any such access, information or documents for the purposes of conducting any examination of the Company's products, formulae or other trade secrets without the prior written consent of the Company. All information provided or obtained pursuant to the foregoing shall be held by Parent in accordance with and subject to the terms of the Confidentiality Agreement.

     (b) Within thirty (30) days after the end of each month following the date of this Agreement until the Closing Date, the Company shall furnish Parent with a copy of the monthly unaudited financial reports for the Company and its Subsidiaries (including balance sheet and income statement) for each such month.

     (c) The Company shall promptly deliver to Parent a copy of each audit letter response received by the Company from any attorneys for the Company or any of its Subsidiaries in connection with the preparation of the Company's financial statements for fiscal year 2006 that are received prior to the Closing Date.

     4.4. Contact with Payers, Suppliers, etc. Neither Parent nor MergerCo shall, prior to the Closing Date, have any contact whatsoever with respect to the Company or any of its Subsidiaries or with respect to the transactions contemplated by this Agreement with any partner, lender, lessor, vendor, supplier, employee or consultant of the Company or any of its Subsidiaries, except in consultation with the Company and then only with the express prior approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed. All requests by Parent or MergerCo for access or information shall be submitted or directed exclusively to an individual or individuals to be designated by the Company. Neither Parent nor MergerCo shall be permitted to conduct any invasive tests on any Owned Real Property or Leased Real Property without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

     4.5. Publicity. Except as required by applicable law, Parent and MergerCo shall not, directly or indirectly, make or cause to be made any public announcement or issue any notice in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall not, directly or indirectly, make or cause to be made any such public announcement or issue any notice without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company and Parent shall consult with each other prior to issuing, or, in the case of Parent, permitting MergerCo to issue, any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     4.6. Employee Matters.

     (a) From and after the Closing Date, employees of the Company and its Subsidiaries (the "Employees") shall continue their employment with the Surviving Corporation and its Subsidiaries. Notwithstanding the foregoing, nothing contained herein shall obligate the Surviving Corporation or any of its Subsidiaries to continue to retain the employment of any Employee following the Closing Date.

     (b) From and after the Closing Date, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each Employee, former Employee or director of the Company or any of its Subsidiaries under the terms of each Company Benefit Plan and each Company Employment Agreement, in each case, as in effect immediately prior to the Effective Time, and referenced in Schedule 2.11(a) of the Disclosure Letter.

     (c) During the period commencing on the Closing Date and ending on the first anniversary thereof, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide (i) the active Employees with wages or salaries, as applicable, and employee benefits that are, in the aggregate, no less favorable than the wages or salaries, as applicable, and employee benefits in effect immediately prior to the Effective Time and
(ii) the former Employees with post-employment benefits that are, in the aggregate, no less favorable than the post-employment benefits in effect immediately prior to the Effective Time.

     (d) Parent shall cause each Plan (including, but not limited to each severance plan or arrangement) maintained or contributed to by Parent or any of its Subsidiaries and in which an Employee participates (excluding any such Plan maintained outside the jurisdiction of the United States, unless otherwise required by applicable Law) to (i) recognize all service of such Employee with the Company or any of its Subsidiaries to the extent such service was recognized prior to the Effective Time under the analogous Company Benefit Plan in which such Employee participated (other than for purposes of benefit accrual under any defined benefit pension plan); (ii) waive any applicable pre-existing condition exclusions, actively-at-work requirements, and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan to the extent such exclusions, requirements or waiting periods were inapplicable to, or had been satisfied by, such Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Employee participated, and (iii) provide each such Employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given prior to the Effective Time under the analogous Company Benefit Plan in which such Employee participated) in satisfying any applicable deductible or out-of-pocket requirements, in each case, without duplication of any benefits and to the extent permissible under applicable Law.

     (e) Parent hereby acknowledges that the consummation of the Merger will constitute a "change in control" for purposes of the Company Benefit Plans and Company Employment Agreements set forth on Schedule 2.11(e) of the Disclosure Letter.

     (f) Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall (i) be treated as an amendment or other modification of any Company Benefit Plan, or (ii) limit the right of the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan following the Closing Date.

     (g) Parent, MergerCo and the Company acknowledge and agree that all provisions contained in this Section 4.6 with respect to Employees are included for the sole benefit of Parent, MergerCo and the Company, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any Employees, former Employees, any participant in any Company Benefit Plan, or any beneficiary thereof, or (ii) to continued employment with Parent, the Surviving Corporation, or any of their respective Affiliates.

     4.7. Indemnification of Directors and Officers.

     (a) From and after the Closing Date, Parent shall cause the Surviving Corporation and its Subsidiaries to, to the fullest extent permitted under applicable law and their respective Organizational Documents as in effect on the date hereof, to maintain their existing indemnification provisions with respect to, and indemnify and hold harmless, each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any and all reasonable costs or expenses (including reasonable travel expenses and reasonable attorneys' fees), and any and all judgments, fines, losses, claims, damages, liabilities and amounts paid in defense or settlement or otherwise in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring at or prior to the Closing Date for a period of six years after the Closing Date; provided that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Parent shall, or shall cause the Surviving Corporation to, advance expenses to an Indemnified Party, as incurred, to the fullest extent permitted under applicable law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is determined by a court of competent jurisdiction in a final non-appealable order or decree that such Indemnified Party is not entitled to indemnification. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) the Indemnified Parties shall promptly notify Parent and the Surviving Corporation thereof, (ii) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be subject to the consent of Parent and the Surviving Corporation (which consent shall not be unreasonably withheld), and (iii) none of Parent and the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

     (b) For a period of six years after the Closing Date, Parent shall, or shall cause the Surviving Corporation to, maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries with respect to claims arising from or related to facts or events that occurred at or before the Closing Date; provided, however, that Parent or the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the annual premiums paid as of the date hereof by the Company for such insurance (such 250% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall, or shall cause the Surviving Corporation to, maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; provided, further, if such insurance coverage cannot be obtained at all, Parent shall, or shall cause the Surviving Corporation to, purchase all available extended policy periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this Section 4.7(b), does not exceed the Maximum Premium. The Company represents to Parent that the annual premiums paid as of the date hereof are approximately $480,000.00. Parent agrees, and will cause the Surviving Corporation, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this
Section 4.7.

     (c) If Parent or the Surviving Corporation or any of their successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets to any individual, corporation or other entity, then in each such case, proper provisions shall be made so that the successors or assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 4.7.

     4.8. Acquisition Proposals.

     (a) No Solicitation or Negotiation. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall instruct, and that it shall use its commercially reasonable efforts to cause, its and its Subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

          (i) initiate, solicit or encourage (including by way of furnishing information), or take any action designed to facilitate, any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

          (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal; or

          (iii) grant any waiver or release under any standstill or similar agreement; or

          (iv) enter into any agreement or agreement in principle with any Person with respect to an Acquisition Proposal.

     Without limiting the foregoing, it is understood and agreed that any violation of clauses (i-iv) above by any Representatives of the Company shall be deemed to be a breach of this Agreement by the Company.

     Notwithstanding anything in the foregoing to the contrary, prior to the Stockholder Approval, the Company may after having complied with
Section 4.8(d) (A) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal providing for the acquisition of more than 50% of the assets (on a consolidated basis) or voting power of the equity securities of the Company if the board of directors receives from the Person so requesting such information an executed confidentiality agreement on terms at least as protective for the benefit of the Company as those contained in the Confidentiality Agreement, (B) engage in discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal and/or (C) after having complied with the requirements of this
Section 4.8, approve, adopt, recommend, or otherwise declare advisable or propose to approve, adopt, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that,
(w) prior to, or substantially concurrent with, providing any such information, the Company shall, to the extent it has not already done so, provide all such information to Parent; (x) in each such case referred to in clause (A), (B) or (C) above, the Company Board determines in good faith after consultation with outside legal counsel that the failure to take such action will be reasonably likely to result in a breach of the directors respective fiduciary duties under applicable law; (y) in each such case referred to in clause (A) or (B), if the Company Board has determined in good faith based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal; and (z) in the case referred to in clause (C) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal.

     (b) Change in Recommendation. Except as expressly provided in this Agreement, neither the Company Board nor the Company will (i) withhold, withdraw, qualify or modify in any manner adverse to Parent the Company Recommendation, or (ii) recommend, approve, adopt or otherwise declare advisable or propose publicly any Acquisition Proposal or publicly announce an intention to do the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, prior to the Stockholder Approval, the Company Board may withhold, withdraw, qualify or modify the Company Recommendation or approve, adopt, recommend or otherwise declare advisable any Superior Proposal made after the date hereof and not solicited, initiated or encouraged in breach of this Agreement, if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would result in a breach of its fiduciary obligations under applicable law (a "Change of Recommendation"); provided, however, that no Change of Recommendation may be made until after at least three (3) days following Parent's receipt of written notice from the Company advising that the Company Board intends to take such action and the basis therefore. In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, the Company Board shall consider in good faith any changes to the terms of this Agreement proposed by Parent or any other information provided by Parent in response to such notice.

     (c) Existing Discussions. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

     (d) Notice. The Company agrees that it will promptly (and in no event more than twenty-four (24) hours after receipt thereof) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis, of any developments affecting the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

     (e) Permitted Disclosure. Nothing in this Section 4.8 shall be deemed to prohibit the Company from complying with its disclosure obligations under the U.S. federal or state Law with regard to an Acquisition Proposal; provided, however, that the Company shall comply with Section 4.8(b).

     4.9. Information Supplied. The Company, with the cooperation of the Parent, shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement"). The Company agrees that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to Stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.10. Filings; Other Actions; Notification.

     (a) Proxy Statement. The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each consult with one another in good faith and use its commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

     (b) Information. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and holders of Company Stock and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

     (c) Status. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company shall give prompt notice to Parent of any change, fact or condition that, individually or in the aggregate, is reasonably expected to have or result in a Material Adverse Effect or of any failure of any condition to Parent's obligations to effect the Merger.

     4.11. Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of Stockholders (the "Stockholders Meeting") as promptly as practicable after the execution of this Agreement to consider and vote upon the adoption of this Agreement. Subject to Section
4.8 hereof, the Company Board shall recommend such adoption and shall take all lawful action to solicit such adoption of this Agreement. Without limiting the generality of the foregoing, the Company's obligations pursuant to this Section 4.11 will not be affected by the commencement, public proposal, public disclosure, or communication to the Company or its Representatives of any Acquisition Proposal or, if the Company Board determines that the Agreement is no longer advisable or in accordance with
Section 4.8(b), makes a Change of Recommendation, unless this Agreement has been terminated by the Company pursuant to Section 7.1(d). Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Parent, may adjourn or postpone the Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Stockholders or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting.

     4.12. Section 16 Matters. The Company Board shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(e) under the Exchange Act to exempt the conversion to cash of all Company Stock and Company Options by officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

     4.13. Takeover Statutes. If Section 203 of the DGCL or any other takeover statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     4.14. Deregistration. The Company and Parent will take or cause to be taken all actions necessary to cause the Surviving Company to cease to be a reporting company under the applicable rules of the SEC as promptly as is reasonably practicable after the Effective Time.

     4.15. Subsidiary Share Transfer. At or prior to the Effective Time, the Company will (a) use its commercially reasonable efforts to cause Jose Ramon Torres Ferrario to execute a share transfer agreement whereby, effective upon and contingent upon the Closing, the one share of Impsat Peru S.A. currently held by Jose Ramon Torres Ferrario will be transferred to an entity to be designated by Parent, without any consideration in respect of such one share; (b) use its commercially reasonable efforts to cause Mariano Torre Gomez to execute a share transfer agreement whereby, effective upon and contingent upon the Closing, the one share of Impsat Participacoes e Comercial Ltda. currently held by Mariano Torre Gomez will be transferred to an entity to be designated by Parent, without any consideration in respect of such one share; and (c) cause Corlew Investments S.A. to hold such number of shares in Impsat-Argentina S.A. as required to be in compliance with applicable Law.

     4.16. Internal Controls and Procedures. The Company will cooperate with Parent to establish and maintain by the Closing disclosure controls and procedures (as such terms are defined in Rule 13a-14 under the Exchange
Act) for the Company, which disclosure controls and procedures shall be designed to (i) provide Parent with the ability to accurately record, process, summarize and report all financial data relating to the Company,
(ii) ensure that all material information relating to Parent and its consolidated Subsidiaries (including the Company) is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (iii) be effective in timely alerting Parent's principal executive officer and its principal financial officer to material information required to be included in Parent's periodic reports required under the Exchange Act and
(iv) allow Parent's principal executive officer and its principal financial officer to make all certifications to the SEC as required by the Sarbanes-Oxley Act of 2002.

     4.17. Cooperation with Financing. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to, and shall cause each of its Subsidiaries and its and their respective officers, employees and representatives to use their commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause Deloitte & Touche LLP (or other relevant accounting firm), to, as promptly as practicable, provide such cooperation as may reasonably be requested by Parent in connection with the arrangement of any financing (including the syndication efforts with respect to such financing) to be consummated contemporaneously with the Closing in respect of the transactions contemplated by this Agreement, including (i) any refinancing or replacement of any existing, or the arrangement of any new, facility for indebtedness of the Company and its Subsidiaries, (ii) entering into customary agreements, including underwriting and purchase agreements, (iii) participating in meetings, due diligence sessions and road shows as may be requested in relation to such financing, (iv) assisting in preparing offering memoranda, rating agency presentations, private placement memoranda, prospectuses, marketing materials, business plans or projections (including updated projections, from time to time) to be used in connection with the syndication of any such financing, and similar documents, (v) using commercially reasonable efforts to (A) cause Deloitte & Touche LLP (or other relevant accounting firm), to provide Parent with all opinions and consents (including audit reports and SAS 100 review) with respect to financial statements of the Company and its Subsidiaries necessary for inclusion in any offering memoranda prepared in connection with any offering of securities pursuant to Rule 144A promulgated under the Securities Act, or for the completion of filings with the SEC under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder and any necessary "comfort letters" and (B) obtain any necessary legal opinions, (vi) assisting Parent in allowing assets of the Company to be encumbered immediately after the Effective Time as contemplated by any such financing, including providing assistance prior to the Effective Time in curing defects in title and other similar matters to allow such assets to become subject to Liens in connection with such financing and obtaining all governmental and regulatory approvals and completing all filings and notices required for the validity and enforceability of such Liens, (vii) assisting Parent in
(A) maintaining and making available for the benefit of the lenders under any such financing all existing governmental and regulatory approvals of the Company and its Subsidiaries currently in effect relating to the availability of U.S. dollars to comply with their obligations under their existing debt instruments and (B) obtaining, making or giving such approvals from, filings with or notices to, such governmental authorities as may be required for the availability of U.S. dollars to comply with the obligations of the borrower and its subsidiaries under any such financing, and (viii) otherwise providing available documents and information relating to the Company and its Subsidiaries including, to the extent available, good standing certificates of the Company and its Subsidiaries from the jurisdictions of their formation and the jurisdictions in which they are qualified to do business.

                                 ARTICLE V

                           CONDITIONS TO CLOSING

     5.1. Conditions to the Obligations of the Company, Parent and MergerCo. The obligations of the Company, Parent and MergerCo to effect the Merger shall be subject to the fulfillment or waiver by Parent, MergerCo and the Company, on or prior to the Closing Date, of each of the following conditions:

     (a) Stockholder Approval has been obtained in accordance with applicable Law.

     (b) There shall not be in effect any injunction or other order issued by a Governmental Entity of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement, provided, however, that prior to asserting this condition, each of the parties shall have used commercially reasonable efforts to prevent the entry of any such injunction or order, to have such injunction or order lifted or withdrawn, and to appeal as promptly as practicable any such injunction or order that may be entered.

     (c) Each of the following consents required to be obtained in connection with the consummation of the transaction contemplated by this Agreement shall have been obtained: (i) the issuance by the FCC of an order (or orders) granting consent to the transaction contemplated hereby; (ii) the grant by the foreign Governmental Entity with jurisdiction over Communications Licenses of consents required for the transaction contemplated hereby as set forth on Schedule 5.1(c)(ii) of the Disclosure Letter; and (iii) if a filing has been made pursuant to Section 4.2(d), the termination of any review or investigation under the Exon-Florio Amendment and the determination by the President of the United States or CFIUS to take no action authorized thereunder, (it being understood that subjecting the transaction to conditions substantially the same as those currently applied to Parent under its existing Network Security Agreement shall not be considered taking action for purposes of this section 5.1(c)(iii)).

     5.2. Conditions to the Obligation of Parent and MergerCo. The obligation of Parent and MergerCo to effect the Merger shall be subject to the satisfaction or waiver by Parent on or prior to the Closing Date of each of the following conditions:

     (a) The representations and warranties in Article II (other than the representations and warranties contained in Section 2.2(a), (b) and (c) and, to the extent provided in this Section 5.2(a), Sections 2.5, 2.13(d) and 2.15(a)), in each case made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or Material Adverse Effect, shall be true and correct when made and at and as of the Closing with the same effect as though made at and as of the Closing, except that those representations and warranties that are made as of a specific date shall be true and correct only as of such date, except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably likely to have or result in, individually or in the aggregate, a Material Adverse Effect. The representations and warranties set forth in Section 2.2(a), (b) and (c) shall be true and correct in all material respects when made and at and as of the Closing with the same effect as though made at and as of the Closing (without giving effect to the actions contemplated in Section 1.2). The representations and warranties set forth in Section 2.5, 2.13(d) and 2.15(a) shall be true and correct when made, except that those representations and warranties that are made as of a specific date shall be true and correct only as of such date, except where failure of such representations and warranties to be true and correct as so made does not cause and is not reasonably likely to result in liabilities to the Company in excess of $5,000,000.00, with respect to Section 2.5, or $10,000,000.00 in the aggregate. The Company shall have duly performed and complied in all material respects with all agreements contained herein (taking into account any materiality qualifiers set forth therein) required to be performed or complied with by it at or before the Closing.

     (b) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a senior executive officer of the Company, as to the fulfillment of the conditions set forth in Section 5.2(a).

     (c) Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that, individually or in the aggregate, has had, or is reasonably likely to have or result in, a Material Adverse Effect.

     (d) The Company shall have delivered all material documents and certificates and made such filings as required to be delivered and filed on or prior to the Closing Date as set forth in Article I.

     (e) No more than 10% of the total number of issued and outstanding shares of Company Stock as of the record date of the Stockholders Meeting shall have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DCGL.

     (f) The Company shall have obtained the consents required under each of the Indentures to effectuate the Indenture Amendments.

     5.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company on or prior to the Closing Date of each of the following conditions:

     (a) The representations and warranties in Article III shall be true and correct in all respects, (taking into account any materiality qualifiers set forth therein) when made and at and as of the Closing with the same effect as though made at and as of the Closing. Parent and MergerCo shall have duly performed and complied in all material respects with all agreements contained herein (taking into account any materiality qualifiers set forth therein) required to be performed or complied with by it at or before the Closing.

     (b) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a senior executive officer of Parent, as to the fulfillment of the conditions set forth in Section 5.3(a).

     (c) Parent shall have provided to the Company the funds required to effect, or to permit the Surviving Corporation to effect, the payments contemplated by Section 1.2(c).

                                ARTICLE VI

                      NO SURVIVAL OF REPRESENTATIONS,
                          WARRANTIES AND COVENANTS

     6.1. No Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and MergerCo contained in this Agreement, or in any certificate delivered in connection with this Agreement (other than the covenants contained in Article I, Sections 4.6, 4.7 and 4.8 and Article IX of this Agreement) shall not survive the Closing, and any and all breaches of such representations and warranties and covenants shall be deemed waived as of the Closing.

                                ARTICLE VII

                                TERMINATION

     7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after the adoption of this Agreement by the Stockholders:

     (a) By the written agreement of Parent, MergerCo and the Company;

     (b) By the Company by written notice to the Parent on February 22, 2007 (the "Initial Termination Date"), if the Merger shall not have been effected pursuant hereto, provided that such termination right shall not be available to the Company if its failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the primary cause of the failure of the Merger to occur prior to such date; and further provided that:

     (1)(i) If the Merger shall not have been effected on or prior to the Initial Termination Date because a condition to Closing, other than the condition to Closing set forth in Section 5.1(c)(ii), has not been satisfied, then the Initial Termination Date shall automatically be extended to March 26, 2007 (the "Final Termination Date").

     (ii) If the Merger shall not have been effected solely because the condition to Closing set forth in Section 5.1(c)(ii) has not been satisfied on or prior to the Initial Termination Date and the Company does not terminate the Agreement pursuant to this Section 7.1(b), then the Initial Termination Date shall automatically be extended to the Final Termination Date.

     (iii) If the Merger shall not have been effected on or prior to the Final Termination Date, then this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after the adoption of this Agreement by the Stockholders by either the Company, on the one hand, or Parent (on behalf of itself and MergerCo), on the other hand, by written notice to the other party after 5:00 p.m. New York City time on the Final Termination Date, unless such date is extended by the mutual written consent of the Company and Parent, provided that such termination right shall not be available to the party whose failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the primary cause of the failure of the Merger to occur prior to such date; and provided, further, that if any of Section 5.1(b), Section 5.1(c)(i), or Section 5.1(c)(iii) is or are the only condition or conditions to Closing that has or have not been satisfied as of the Final Termination Date, then the Company shall have the right to extend the Final Termination Date for a period of up to 60 days by providing written notice to Parent on or before the Final Termination Date in which the Company also agrees to waive the applicable condition.

     (2)(i) If Parent provides the Company with written notice (the "Waiver Notice"), within one Business Day of the Initial Termination Date, of the agreement by Parent to waive the condition to Closing set forth in
     Section 5.1(c)(ii) if it is not satisfied on or before March 26, 2007 (the "Regulatory Outside Closing Date"), then (x) the Agreement shall not terminate and (y) the Initial Termination Date shall be extended to the Regulatory Outside Closing Date.

     (ii) In the event that Parent has timely delivered the Waiver Notice and the condition to Closing set forth in Section 5.1(c)(ii) has not been satisfied on or prior to the Regulatory Outside Closing Date, then such condition to Closing shall be deemed waived by both Parent and the Company on the Regulatory Outside Closing Date and the parties shall effect the Merger in accordance with the Agreement.

     (c) By either Parent (on behalf of itself and MergerCo), on the one hand, or the Company, on the other hand, by written notice to the other party (which, in the case of the Parent, shall include MergerCo):

          (i) if the approval of the Stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain required approval at the Stockholders Meeting; or

          (ii) if any Governmental Entity of competent jurisdiction shall have issued an injunction or taken any other action (which injunction or other action the parties hereto shall use their commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the consummation of the Merger, and such injunction shall have become final and non-appealable.

     (d) By the Company on written notice to Parent if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into an agreement with respect to a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within three Business Days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Stockholders of the Company than such Superior Proposal and
(iv) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.2. The Company agrees (x) that it will not enter into the binding agreement referred to in clause (ii) above until at least the fourth Business Day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification; and

     (e) By the Parent (on behalf of itself and MergerCo) on written notice to the Company, if at any time prior to the Effective Time (i) the Company Board shall have made a Change of Recommendation, (ii) the Company shall have failed to take a vote of Stockholders on the Merger prior to the Initial Termination Date or, if extended pursuant to Section 7.1(b), the Final Termination Date or (iii) a tender offer or exchange offer for outstanding shares of Company Stock shall have been publicly disclosed (other than by Parent or an Affiliate of Parent) and the Company Board recommends that the Stockholders tender their shares in such tender or exchange offer.

     (f) Any action by Parent in this Section 7.1 shall be in all cases on behalf of itself and MergerCo.

     7.2. Effect of Termination. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement (which breach, and liability therefore, shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 7.2(b));

     (b) In the event that this Agreement is terminated pursuant to any of the following provisions, the Company shall pay Parent a termination fee of $5,000,000.00 (the "Termination Fee"):

          (i) By the Company pursuant to Section 7.1(d);

          (ii) By the Parent pursuant to Section 7.1(e); or

          (iii) By the Company or the Parent pursuant to 7.1(c)(i), provided that an Acquisition Proposal has been made public and is outstanding on the date of the Stockholders Meeting, and within nine months after the date of such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by such Acquisition Proposal; provided that, solely for purposes of this Section 7.2(b)(iii), the term "Acquisition Proposal" shall have the meaning ascribed thereto in Section 8.1, except that all references to 15% shall be changed to 50%.

In no event will the Termination Fee be paid if the Stockholders fail to approve the Merger at the Stockholders Meeting except as provided in
Section 7.2(b)(iii). The Company shall pay Parent the Termination Fee as provided for in Section 7.2(b)(ii) within five business days of the date of the termination of this Agreement. The Company shall pay Parent the Termination Fee as provided for in Section 7.2(b)(iii) no later than the first to occur of the events described therein. If the Company fails to pay the Termination Fee to Parent when due, and Parent commences litigation to obtain the Termination Fee, all reasonable costs and expenses of the prevailing party of such litigation, including attorney's fees and expenses, will be paid by the other party; provided, that if Parent is the prevailing party, such payments shall include interest on the Termination Fee calculated at the prime rate as reported in the Wall Street Journal on the date the Termination Fee was required to be paid.

     (c) Nothing in this Section 7.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other party or parties of its or their obligations under this Agreement pursuant to Section 9.16. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Parent shall return to the Company all documents and other materials received from the Company, its Affiliates or their agents (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated hereby, whether obtained before or after the execution hereof and the Company shall return to Parent any such documents relating to Parent, its Affiliates or their agents; and

          (ii) all confidential information received by Parent with respect to the Company and its Affiliates and by the Company with respect to Parent and its Affiliates shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

                               ARTICLE VIII

                       DEFINITIONS AND INTERPRETATION

     8.1. Definition of Certain Terms; Interpretation. The terms defined in this Article VIII, whenever used in this Agreement (including in the Schedules of the Disclosure Letter), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated and the words "hereof' and "hereunder" will be deemed to refer to this Agreement as a whole and not to any particular provision. The words "includes" and "including" will be deemed to be followed by the words "without limitation" whenever used. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Acquisition Proposal: means (i) any proposal or offer with respect to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company, (ii) any proposal or offer to acquire in any manner, in a transaction as series of transactions, directly or indirectly, 15% or more of any class of equity securities of the Company or any of its Subsidiaries or consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement or (iii) any transaction or series of transactions pursuant to which any third party acquires, directly or indirectly, beneficial ownership of 15% or more of the voting power of any class of equity securities of the Company or any of its Subsidiaries.

          Affiliate: means with respect to any Person, a Person who is an "affiliate" of that Person within the meaning of Rule 405 promulgated under the Securities Act.

          Agreement: means this Agreement and Plan of Merger, including the exhibits and schedules hereto.

          Applicable Date: has the meaning set forth in Section 2.4(a).

          Appraisal Rights Provisions: has the meaning set forth in Section 1.9(a).

          Argentina Financing Agreement: means the Second Amended and Restated Financing Agreement, dated as of July 29, 2005, in the principal amount of $38,920,888.89, by and among Impsat S.A., as borrower, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent, and the lenders party thereto.

          Brazil Financing Agreement: means the Second Amended and Restated Financing Agreement, dated July 29, 2005, in the principal amount of $81,066,666.67 by and among Impsat Comunicacoes Ltda., as borrower, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent and the lenders party thereto.

          Business Day: means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          Certificate: means a certificate representing shares of Company
     Stock.

          Certificate of Merger: has the meaning set forth in Section
     1.2(b).

          CFIUS: has the meaning set forth in Section 4.2(e).

          Change of Control: has the meaning set forth in the Indentures.

          Change of Recommendation: has the meaning set forth in Section
     4.8(b).

          Closing: has the meaning set forth in Section 1.2(a).

          Closing Date: has the meaning set forth in Section 1.2(a).

          Code: means the Internal Revenue Code of 1986, as amended.

          Communications Act: means the Communications Act of 1934, as amended, and the rules and regulations (including those issued by the FCC) promulgated thereunder.

          Communications Licenses: has the meaning set forth in Section
     2.18(a).

          Company: has the meaning set forth in the preamble.

          Company Benefit Plans: has the meaning set forth in Section
     2.11(a).

          Company Board: means the board of directors of the Company prior to the Effective Time.

          Company Employment Agreements: has the meaning set forth in
     Section 2.11(a).

          Company Notes: means the Series A Notes and the Series B Notes.

          Company Options: means all outstanding options to purchase Company Stock, as set forth in the Disclosure Letter.

          Company Recommendation: has the meaning set forth in Section
     2.1(b).

          Company Reports: has the meaning set forth in Section 2.4(a).

          Company Stock: means the capital stock of the Company, par value $0.01 per share.

          Company Warrants: means all outstanding warrants covering the purchase of Company Stock, pursuant to the Warrant Agreement dated as of March 25, 2003, between the Company and The Bank of New York, as warrant agent.

          Confidentiality Agreement: has the meaning set forth in Section
     4.3(a).

          Consent: means any consent or deemed consent, approval or deemed approval, authorization or deemed authorization, order, filing, registration or qualification of or with any Person.

          Consent Solicitations: has the meaning set forth in Section
     1.6(a)(ii).

          Consideration Certificate: has the meaning set forth in Section
     1.2.

          Contract: means any written agreement, contract, commitment, instrument, undertaking or arrangement.

          Control: (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          Credit Agreements: means Argentina Financing Agreement and Brazil Financing Agreement.

          Defaulted Debt: means the indebtedness in the aggregate outstanding principal amount of $7,562,526.00 under those certain promissory notes dated August 30, 2001 and originally payable to Compania Ericsson S.A.C.I.

          Delaware Secretary of State: has the meaning set forth in Section 1.2(b).

          DGCL: has the meaning set forth in the recitals.

          Disclosure Letter: has the meaning set forth in the first paragraph of Article II.

          Dissenting Shares: has the meaning set forth in Section 1.9(a).

          Dissenting Stockholder: has the meaning set forth in Section
     1.9(a).

          Effective Time: has the meaning set forth in Section 1.2(b).

          Employees: has the meaning set forth in Section 4.6(a).

          Employment and Withholding Taxes: means any U.S. or non-U.S. federal, state, provincial, local or other employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be withheld by or on behalf of each of the Company and each of its Subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor or other party, in each case, on or in respect of the business or assets thereof.

          Environmental Law: means any federal, state, or local law, statute, rule, regulation or order relating to (i) the manufacture, transport, use, treatment, storage, disposal, release or threatened release of Hazardous Substances, or (ii) the protection of human health or the environment (including, without limitation, natural resources, air, and surface or subsurface land or waters).

          ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

          ERISA Affiliate: means any trade or business (whether or not incorporated) which, together with the Company or its Subsidiaries (or their successors), is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code.

          Exchange Act: means the Securities Exchange Act of 1934, as amended.

          Exercise Price: means with respect to any Company Option, Company Warrant, Series A Note or Series B Note, the amount required to be paid by the holder thereof to exercise such option or warrant or convert such note, as the case may be.

          Exon-Florio Amendment: means Section 721 of the Defense
     Production Act of 1950, as amended, and the regulations and rules thereunder.

          FCC: means the Federal Communications Commission and any successor Governmental Entity.

          FCC Licenses: has the meaning set forth in Section 2.18(a).

          Final Termination Date: has the meaning set forth in Section
     7.1(b).

          Foreign Licenses: has the meaning set forth in Section 2.18(a).

          GAAP: means the generally accepted accounting principals as applied in the United States of America.

          Goldman Sachs: means Goldman, Sachs & Co.

          Governmental Entity: means any governmental, administrative or regulatory authority, agency, court, commission or other entity, U.S. or non-U.S.

          Hazardous Substance: means any material or substance that is: (i) listed, classified or regulated as "hazardous" pursuant to any applicable Environmental Law, or (ii) any petroleum product or by-product, asbestos or polychlorinated biphenyls.

          HSR Act: means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          Indemnified Parties: has the meaning set forth in Section 4.7(a).

          Indenture Amendments means the amendments to the Indentures contemplated in connection with the Consent Solicitations and described on Schedule 1.6(a) of the Disclosure Letter.

          Indentures: means the indenture for the Series A Notes and the indenture for the Series B Notes.

          Initial Termination Date: has the meaning set forth in Section
     7.1(b).

          Intellectual Property: means all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), patents and patent applications, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,
     (iii) copyrights (whether registered or not), and all applications, registrations, and renewals in connection therewith, and (iv) trade secrets and confidential and proprietary business information all source code and object code versions of computer software (including data and related documentation), and (vi) other proprietary intellectual property rights.

          IP Licenses: has the meaning set forth in Section 2.14(d).

          IRS: means the Internal Revenue Service.

          Knowledge: means (i) with respect to the Company, the actual knowledge of any of the persons listed on Schedule 8.1(a) of the Disclosure Letter and (ii) with respect to Parent or MergerCo, the actual knowledge of any of the persons listed on Schedule 8.1(b) of the Disclosure Letter.

          Law: means any statute, law, ordinance, regulation, rule or common law of any Governmental Entity.

          Leased Real Property: has the meaning set forth in Section
     2.13(a).

          Leases: has the meaning set forth in Section 2.13(c).

          Letter of Transmittal: has the meaning set forth in Section
     1.10(a).

          Lien: means any mortgage, pledge, deed of trust, claim, security interest, encumbrance, burden, charge or other similar restriction, lease, sublease, claim, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

          Management Cash Incentive Plan: means the Management Incentive Plan that was approved by the Company Board on December 28, 2005.

          Material Adverse Effect: means any material adverse change or effect (with or without the passage of time or otherwise) in: (i) the business, financial condition, results of operations or assets of the Company and its Subsidiaries taken as a whole or (ii) the economic or political conditions in any of Argentina, Brazil, Colombia, Ecuador or Venezuela which could be reasonably expected to result in a material adverse change or effect of the types described in clause (i) above, excluding (in each of clauses (i) and (ii)) any material adverse change or effect that results or arises from or relates to (a) changes in financial, securities or other market conditions or prevailing interest rates or (b) actions taken with respect to any Defaulted Debt.

          Material Contracts: has the meaning set forth in Section 2.15.

          Maximum Premium: has the meaning set forth in Section 4.7(b).

          Merger: has the meaning set forth in the recitals.

          MergerCo: has the meaning set forth in the preamble.

          MergerCo Common Stock: means the common stock, par value $0.01 per share, of MergerCo.

          Network Contract: means (i) Contracts that provide for the ownership or use (by way of an irrevocable right of use, swap agreement, lease or otherwise) of duct and/or fiber (including capacity therein) for any of the following types of routes: (a) terrestrial long-haul (inter-urban), (b) subsea, (c) terrestrial metropolitan (intra-urban) or (d) last mile or local access (to the customer premises) and (ii) Contracts that provide for long term satellite use; provided that any Contract that provides for annual payments by the Company in an aggregate amount of less than $1 million shall not be a Network Contract; and provided, further, that, notwithstanding anything to the contrary contained in this Agreement, each Contract listed on Schedule 2.15(f) of the Disclosure Letter shall be deemed a Network Contract.

          Network Security Agreement: means that certain agreement entered into as of September 24, 2003, among Global Crossing Ltd., GC Acquisition Limited and Singapore Technologies Telemedia Pte Ltd, on the one hand, and the Federal Bureau of Investigation, the U.S. Department of Justice, the Department of Defense and the Department of Homeland Security, on the other, to address national security, law enforcement and public safety issues.

          Non-US Employee: has the meaning set forth in Section 2.11(f).

          Non-US Plan: has the meaning set forth in Section 2.11(f).

          Offer Price: has the meaning set forth in Section 1.6(a)(i).

          Offer to Purchase: has the meaning set forth in the Indentures.

          Option Cancellation Payment: has the meaning set forth in Section 1.5(a).

          Organizational Documents: means with respect to any entity, its articles or certificate of incorporation and by-laws or any similar charter or other organizational documents of such entity.

          Other Director Option Agreements: means the agreements whereby the Company granted Company Options in respect of the service of certain directors on the Company Board outside of the Stock Incentive Plan.

          Other Specified Financing Agreements: means the agreements listed on Schedule 1.6(d) of the Disclosure Letter.

          Owned Intellectual Property: has the meaning set forth in Section 2.14(a).

          Owned Real Property: has the meaning set forth in Section
     2.13(a).

          Parent: has the meaning set forth in the preamble.

          Paying Agent: means The Bank of New York.

          Payment Date: has the meaning set forth in the Indentures.

          Per Share Merger Consideration: has the meaning set forth in
     Section 1.2(c)(v).

          Permits: means all of the licenses, permits and other governmental authorizations necessary to conduct the business of the Company and its Subsidiaries.

          Permitted Liens: means (i) Liens disclosed in the Company's financial statements filed with the SEC in the Recent Company Reports, including the notes thereto; (ii) Liens for taxes, assessments and similar charges that are not yet due or that are being contested in good faith; (iii) mechanic's, materialmen's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business and consistent with past practice or that are not yet due and payable or that are being contested in good faith; (iv) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting the real property; (v) statutory Liens under U.S. Law, or the equivalent under applicable Law, in favor of lessors arising in connection with any property leased to the Company or its Subsidiaries; and (vi) other Liens securing indebtedness not to exceed $1,000,000.00 in the aggregate.

          Person: means natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity or other entity.

          Plan: means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), including, without limitation, "multiemployer plans" within the meaning of
     Section 3(37) of ERISA, and each bonus, incentive, deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance, profit sharing, thrift, fringe benefit, collective bargaining, employee loan, and any other employee or retiree benefit or compensation plan, program, trust, fund, policy, understanding or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written.

          Pre-Closing Offers to Purchase: has the meaning set forth in
     Section 1.6(a)(i).

          Principal Stockholders: means Morgan Stanley & Co., Incorporated, W.R. Huff Asset Management Co., LLC and certain executive officers and directors of the Company.

          Proxy Statement: has the meaning set forth in Section 4.9.

          Recent Company Report: has the meaning set forth in Article II.

          Regulatory Outside Closing Date: has the meaning set forth in
     Section 7.1(b)(2)(i).

          Representatives: has the meaning set forth in Section 4.8(a).

          Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002.

          SEC: means the Securities and Exchange Commission.

          Securities Act: means the Securities Act of 1933, as amended.

          Series A Notes: means the 6% Senior Guaranteed Convertible Notes due 2011, dated as of March 25, 2003, in the aggregate principal amount of $67.5 million issued by the Company, pursuant to the Indenture dated as of March 25, 2003, among The Bank of New York, as trustee, and Impsat S.A., as guarantor.

          Series B Notes: means the 6% Senior Guaranteed Convertible Notes due 2011, dated as of March 25, 2003, in the aggregate principal amount of $23.9 million issued by the Company, pursuant to the Indenture dated as of March 25, 2003, among The Bank of New York, as trustee, and Impsat S.A., as guarantor.

          State Licenses: has the meaning set forth in Section 2.18(a).

          State PUC: means the state or local public service or public utilities commission or agency, commission, or similar body performing similar functions.

          Stock Incentive Plan: means the Stock Incentive Plan, dated October 23, 2002 which became effective March 25, 2003 as such may be amended by the Company from time to time and all grants of options thereunder.

          Stockholder Approval: means an approval of the Merger and the transactions related thereto as required by the Company's
     Organizational Documents.

          Stockholders: means the holders of the Company Stock.

          Stockholders Meeting: has the meaning set forth in Section 4.11.

          Subsidiary: means with respect to any Person, any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by the Person or by one or more of its respective Subsidiaries.

          Superior Proposal: means an unsolicited, written, bona fide Acquisition Proposal involving all or substantially all of the assets (on a consolidated basis) or voting power of the equity securities of the Company that the Company Board has determined in its good faith judgment, after consultation with outside legal counsel and financial advisors, is (i) reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and (ii) if consummated, would result in a transaction more favorable to the Company's Stockholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by this Agreement pursuant to Section 4.8(b)).

          Supplemental Warrant Agreement: has the meaning set forth in
     Section 1.4.

          Support Agreements: has the meaning set forth in the recitals.

          Surviving Corporation: has the meaning set forth in Section 1.1.

          Surviving Corporation Common Stock: has the meaning set forth in
     Section 1.3(c).

          Tax Return: means all returns, reports, declarations and statements required to be supplied to a taxing authority relating to Taxes, including any schedule or attachment thereto.

          Taxes: means (i) all U.S. or non-U.S. federal, national, state or local taxes, assessments, levies or other governmental charges in the nature of taxes, including, without limitation, all income, franchise, withholding, unemployment insurance, social security, sales, use, excise, real and personal property, stamp, transfer, value added tax and workers' compensation taxes, together with all interest, penalties and additions payable with respect thereto, whether disputed or not and (ii) any liability for amounts described in clause (i) as a result of the application of Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Laws), transfer liability, by Law, by Contract or otherwise.

          Termination Fee: has the meaning set forth in Section 7.2(b).

          Transaction Expenses: means the aggregate amount of expenses incurred by the Company and its Subsidiaries in connection with the Merger.

          Waiver Notice: has the meaning set forth in Section 7.1(b)(2)(i).

          Warrant Agreement: means the Warrant Agreement dated as of March 25, 2003, between the Company and The Bank of New York, as warrant agent.

     8.2. Schedules. (a) The parties acknowledge and agree that any exception to a representation and warranty contained in this Agreement that is disclosed in the Disclosure Letter under the caption referencing such representation and warranty shall be deemed to also be an exception to each other representation and warranty contained in this Agreement to the extent that it is reasonably apparent that such exception is applicable to such other representation and warranty. Certain information set forth in the schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement, and the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company or Parent and MergerCo, as the case may be, in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, Parent, MergerCo or the Company, as applicable.

     (b) Within 7 days prior to the Closing Date, the Company shall amend or supplement the Disclosure Letter relating to any representation or warranty contained in Article II with respect to any matter that, if existing or occurring at or prior to the Closing Date, would have been required to be set forth or described on such Disclosure Letter or that is necessary to complete or correct any information in any representation or warranty contained in Article II, as applicable; it being understood and agreed that any such amendments or supplements shall not cure any breach of any representation or warranty hereunder requiring disclosure of such matter or otherwise limit or affect the rights or remedies of any party hereunder including, without limitation, the closing conditions contained in Article V.

                                ARTICLE IX

                             GENERAL PROVISIONS

     9.1. Expenses. Except as otherwise specifically provided for in this Agreement, the Company, on the one hand, and Parent and MergerCo, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing fees, if any) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is effected; provided, however, that, for the avoidance of doubt, expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be borne by the Company, and expenses incurred in connection with the filing, printing, mailing and other costs of the Consent Solicitations, including any fee paid in connection with the Consent Solicitations and the Pre-Closing Offers to Purchase, shall be shared equally by Parent and the Company.

     9.2. Further Actions. Subject to the terms and conditions of this Agreement, each party shall execute and deliver such certificates and other documents and take such actions as may reasonably be requested by the other party in order to effect the transactions contemplated by this Agreement.

     9.3. Certain Limitations. It is the explicit intent and understanding of each of the parties that no party nor any of its Affiliates or Representatives is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Articles II and III and no party is relying on any statement, representation or warranty, oral or written, express or implied, made by another party or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth in such Articles. The parties agree that this is an arm's-length transaction in which the parties' undertakings and obligations are limited to the performance of their undertakings and obligations under this Agreement.

     9.4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid,
(iii) sent by next-day or overnight mail or delivery or (iv) sent by fax or telegram, as follows:

     (a) if to the Parent or MergerCo,

     Global Crossing Limited
     200 Park Avenue
     Florham Park, New Jersey 07932
     Attention:  John McShane
     Office of the General Counsel
     Fax:  (973) 360-0538
     Telephone:  (973) 937-0100

     with a copy to:

     Latham & Watkins LLP
     885 Third Avenue
     Suite 1000
     New York, New York 10022
     Attention:  David S. Allinson, Esq.
                 James Gorton, Esq.
     Fax:  (212) 751-4864
     Telephone:  (212) 906-1200

     (b) if to Company,

     IMPSAT Fiber Networks, Inc.
     Elvira Rawson de Dellepiane 150
     Piso 8
     Buenos Aires, Argentina
     C1107BCA
     Fax:
     Telephone:  (5411) 5170-0000
     Attention:  Ricardo Verdaguer
                 Chief Executive Officer

     with a copy to:

     Fried, Frank, Harris, Shriver & Jacobson LLP
     One New York Plaza
     New York, NY  10004
     Fax:  (212) 859-4000
     Telephone:  (212) 859-8000
     Attention:  Jean Hanson, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the day of delivery, (ii) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered or (iv) if by fax or telegram, on the next day following the day on which such fax or telegram was sent, provided that a copy is also sent by certified or registered mail.

     9.5. Limited Disclosure. Notwithstanding anything to the contrary contained in this Agreement or in any other express or implied understanding or agreement with any Person, each of Parent, MergerCo, the Company, the Surviving Corporation and the holders (or former holders) of Company Stock and their representatives may disclose the tax treatment and tax structure of the transactions contemplated by this Agreement.

     9.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     9.7. Entire Agreement; Assignment. This Agreement (including the Exhibits hereto), the Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder.

     9.8. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     9.9. Parent Guarantee. Parent agrees to take all action necessary to cause MergerCo or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by MergerCo of its obligations under this Agreement to be performed on or prior to the Effective Time and shall be liable for any breach of any representation, warranty, covenant or obligation of MergerCo to be performed on or prior to the Effective Time under this Agreement. This is a guarantee of payment and performance and not collectibility. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against MergerCo, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.9.

     9.10. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     9.11. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     9.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     9.13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     9.14. Consent to Jurisdiction, etc.

     (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of Delaware or any Federal court of the United States of America sitting in Delaware, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Delaware or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in
Section 9.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     9.15. Waiver of Punitive and Other Damages and Jury Trial.

     (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

     9.16. Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in accordance with any action instituted in accordance with Section 9.14 and (b) will waive, in any action for specific performance, the defense of the adequacy of a remedy at law.

     9.17. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     9.18. Interpretation; Construction.

     (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No additions to or deletions from this Agreement arising during the course of negotiations shall be used to construe this Agreement or the intentions of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        IMPSAT Fiber Networks, Inc.


                                        By  /s/ Ricardo A. Verdaguer
                                          --------------------------------------
                                        Name:  Ricardo A. Verdaguer
                                        Title: Chief Executive Officer


                                        Global Crossing Limited


                                        By  /s/ John Legere
                                          --------------------------------------
                                        Name:  John Legere
                                        Title: CEO


                                        GC Crystal Acquisition, Inc.


                                        By  /s/ Mitchell Sussis
                                          --------------------------------------
                                        Name:  Mitchell Sussis
                                        Title: VP

                                EXHIBIT A-1
                                                              EXECUTION VERSION


===============================================================================

                                  FORM OF

                             SUPPORT AGREEMENT

                                   by and

                                   among

                          GLOBAL CROSSING LIMITED,

                                    and

            CERTAIN STOCKHOLDERS OF IMPSAT FIBER NETWORKS, INC.


                        DATED AS OF OCTOBER __, 2006

===============================================================================

                             SUPPORT AGREEMENT

          SUPPORT AGREEMENT, dated as of October __, 2006 (this
"Agreement"), by and among Global Crossing Limited, a Bermuda corporation ("Parent"), and ________ (the "Stockholder").

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Company"), and GC Crystal Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent ("MergerCo"), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which MergerCo will be merged with and into the Company with the Company as the surviving corporation (the "Merger");

          WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number and type of shares of Company Stock, Company Options, Company Notes and Company Warrants set forth opposite Stockholder's name on Schedule I hereto (such shares of Company Stock, Company Options, Company Notes and Company Warrants, together with any other equity securities of the Company, the power to dispose or the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Shares");

          WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, Stockholder is entering into this Agreement concurrently with the execution and delivery of the Merger Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

                                 ARTICLE I
                               VOTING MATTERS

          Section 1.1 Agreement to Vote. Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the stockholders of the Company, Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares beneficially owned by Stockholder (i) in favor of (a) the approval and adoption of the Merger Agreement and (b) any actions necessary to consummate the Merger on the terms and subject to the conditions of the Merger Agreement or necessary to consummate any of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder or under this Agreement, and (iii) except as otherwise agreed in writing by Parent, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

          Section 1.2 Proxies. If, and only if, Stockholder fails to comply with the provisions of Section 1.1, the Stockholder agrees that such failure shall result, without any further action by the Stockholder and effective as of the date of any such failure, in the appointment of Parent and each of its executive officers from and after the date of determination of such failure until the termination of this Agreement as the Stockholder's attorney, agent and proxy, with full power of substitution, to vote and otherwise act with respect to all of the Stockholder's Subject Shares, at any meeting of the Stockholders of the Company, however called, and in any action by consent of the Stockholders of the Company, on the matters and in the manner specified in Section 1.1 hereof. This power of attorney and proxy is irrevocable during the term of this Agreement and coupled with an interest and, to the extent permitted under applicable Law, shall be valid and binding on any Person to whom the Stockholder may transfer any of its Subject Shares in breach of, or in accordance with, this Agreement. Stockholder hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in
Section 1.1 above and Stockholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in Section 1.1 above.

          Section 1.3 Company Note. Stockholder hereby agrees to validly tender pursuant to and in accordance with the terms of the Offer to Purchase (as contemplated in the Merger Agreement), as soon as practicable after commencement but in no event later than the scheduled expiration date of the Offer to Purchase, all of the outstanding Company Notes beneficially owned by the Stockholder; provided in any event that the total consideration received by the Stockholder for each such Company Note (but, for the avoidance of doubt, not any related consent) is no less than the total consideration received by any other holder of Company Notes in respect of such Company Notes (excluding any related consents).

          Section 1.4 Waiver of Appraisal Rights and Claims. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger and the transactions contemplated by the Merger Agreement that the Stockholder may have. At the Effective Time, other than in the case of fraud, Stockholder hereby releases and discharges Parent, the Company, and each of their respective Subsidiaries from any and all claims, fees, demands, costs, damages, liabilities, obligations, expenditures, remedies, liens, rights to arbitration, rights of action and/or causes of action of any nature whatsoever, whether known or unknown, foreseeable or unforeseeable, that Stockholder has, may have or might assert against Parent, the Company or any of their respective Subsidiaries arising prior to the Effective Time as a result of being a shareholder of the Company or any of its Subsidiaries or a creditor of the Company or its Subsidiaries, or in connection with the Offer to Purchase, the execution and delivery of the Merger Agreement or the consummation of the Merger and the transactions contemplated thereby.

                                ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          Stockholder hereby represents and warrants to the Company as follows with respect to itself only:

          Section 2.1 Existence; Authorization. Stockholder, if not an individual, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation. Stockholder has all requisite capacity, power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and assuming due execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms.

          Section 2.2 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the certificate of incorporation, limited liability company agreement or equivalent organizational documents, as the case may be, of Stockholder, (ii) conflict with or violate any applicable Law by which Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or materially delay the ability of Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

               (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity by Stockholder, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the ability of Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, and except for any items referred to in
Section 2.3 of the Merger Agreement or Schedule 2.3(b) of the Disclosure
Letter.

          Section 2.3 Ownership of Subject Shares. Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I. Stockholder has sole voting power, and sole power of disposition, with respect to all of its Subject Shares. The Subject Shares owned by Stockholder are all of the equity securities of the Company and Company Notes beneficially owned by Stockholder as of the date hereof. The Subject Shares owned by Stockholder are free and clear of all Liens, other than any Liens created by this Agreement. The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

                                ARTICLE III
                       COVENANTS OF THE STOCKHOLDERS

          Stockholder hereby covenants and agrees as follows:

          Section 3.1 Restriction on Transfer of Shares. Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein, except to any Affiliate of Stockholder who agrees in writing to be bound by the terms of this Agreement and except for Transfers of the Company Notes pursuant to the Offer to Purchase contemplated by the Merger Agreement, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of law) or (iii) commit or agree to take any of the foregoing actions.

          Section 3.2 Inconsistent Agreements. Stockholder agrees that it shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

          Section 3.3 Certain Events. To the extent permitted by applicable Law, Stockholder agrees that this Agreement and the obligations hereunder are intended to attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's administrators, successors or receivers.

          Section 3.4 Cooperation with Transaction. Stockholder agrees to provide any information concerning Stockholder reasonably requested by the Company or Parent that is required in any regulatory application or filing made, or approval sought, in connection with the Merger.

          Section 3.5 Additional Purchases. Stockholder agrees that in the event (a) any shares of Company Stock or other equity securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares of Stockholder or otherwise; (b) Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Stock or other equity securities of the Company after the execution of this Agreement; or (c) Stockholder acquires the right to vote or share in the voting of any shares of Company Stock or other equity securities of the Company after the execution of this Agreement (such Company Stock or other equity securities of the Company, collectively, the "New Shares"), Stockholder agrees to vote such New Shares in the same manner as the Subject Shares and agrees that any such New Shares shall be subject to the same restrictions as the Subject Shares as set forth in this Agreement. Stockholder also agrees that any New Shares acquired or purchased by Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares. Notwithstanding the foregoing, Stockholder agrees that it will not acquire beneficial ownership of any Company Notes following the date of this Agreement.

          Section 3.6 Non-Solicitation. The Stockholder hereby agrees to be bound by and subject to the provisions set forth in Sections 4.8(a), (c) and (d) of the Merger Agreement as such provisions apply to the Company. Notwithstanding the foregoing, this provision shall not restrict any employee of the Stockholder or of any of its affiliates that is an officer or director of the Company from acting in such Person's capacity as an officer or director of the Company.

                                ARTICLE IV
                               MISCELLANEOUS

          Section 4.1 Termination. Except with respect to Section 4.15 and this Article IV, this Agreement shall automatically terminate, and none of the Company or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, no such termination shall relieve any party hereto of any liability for damages resulting from any breach of this Agreement (which breach, and liability therefor, shall not be affected by termination of this Agreement).

          Section 4.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the termination of this Agreement.

          Section 4.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or delivered by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

          Section 4.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 4.6 Entire Agreement. This Agreement and the Merger Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

          Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

          Section 4.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 4.9 Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

          Section 4.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

               (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware

               (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 4.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          Section 4.11 Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

          Section 4.12 Further Assurances. From time to time, at any other party's reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          Section 4.13 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance; provided, that such party hereto was not in material breach of its representations, warranties, covenants and agreements hereunder at the time of the other party's material breach of its representations, warranties, covenants and agreements under this Agreement. The parties hereto agree that if any party shall have failed to perform its obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to seek specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.

          Section 4.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 4.15 Wire Transfer. Parent shall (and shall instruct the Company to) take all action necessary to ensure that Stockholder has a reasonable opportunity to complete a Letter of Transmittal prior to Closing and to deliver such Letter of Transmittal to the Paying Agent at the Closing. Subject to the delivery by Stockholder of a completed Letter of Transmittal, Parent shall instruct the Company to instruct the Paying Agent to deliver to the Stockholder the Merger Consideration to which it is entitled, as well as the payment for any Company Notes tendered by it, by wire transfer on the Closing Date.

                         [Signature page follows.]

          IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

                                                GLOBAL CROSSING LIMITED


                                                By:
                                                   -----------------------
                                                   Name:
                                                   Title:


                                                [STOCKHOLDER]


                                                --------------------------


                                                             Schedule I

                                                       SHARES OF        NUMBER OF        NUMBER OF      AMOUNT OF       AMOUNT OF
NAME OF STOCKHOLDER                 ADDRESS             COMPANY          COMPANY          COMPANY       SERIES A         SERIES B
                                                         STOCK           OPTIONS         WARRANTS        NOTES            NOTES

                                    TOTAL:

                                EXHIBIT A-2

                         FORM OF SUPPORT AGREMEENT

                          GLOBAL CROSSING LIMITED

                              200 PARK AVENUE

                                 SUITE 3000

                        FLORHAM PARK, NJ 07932-1012

October __, 2006

          As you are aware, Global Crossing Limited, a Bermuda Corporation ("Parent"), IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Company"), and GC Crystal Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent ("MergerCo"), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which MergerCo will be merged with and into the Company with the Company as the surviving corporation (the "Merger"). As a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, ________ (together with all affiliates of ________ or "you") is entering into this Letter Agreement (this "Agreement") concurrently with the execution and delivery of the Merger Agreement.

          1. As of the date hereof, you are the beneficial owner (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number and type of shares of Company Stock, Company Options, Company Notes and Company Warrants set forth opposite your name on Schedule I hereto (such shares of Company Stock, Company Options, Company Notes and Company Warrants, together with any other equity securities of the Company, the power to dispose or the voting power over which is acquired by you during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Shares").

          2. You hereby agree that, from and after the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the stockholders of the Company, you shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares beneficially owned by you (i) in favor of (a) the approval and adoption of the Merger Agreement and (b) any actions necessary to consummate the Merger on the terms and subject to the conditions of the Merger Agreement or necessary to consummate any of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of you or under this Agreement, and (iii) except as otherwise agreed in writing by Parent, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

          3. You hereby agree to validly tender pursuant to and in accordance with the terms of the Offer to Purchase (as contemplated in the Merger Agreement), as soon as practicable after commencement but in no event later than the scheduled expiration date of the Offer to Purchase, all of the outstanding Company Notes held of record or beneficially owned by you; provided in any event that the total consideration received by you for each such Company Note (but, for the avoidance of doubt, not any related consent) is no less than the total consideration received by any other holder of Company Notes in respect of such Company Notes (excluding any related consents).

          4. You hereby waive any rights of appraisal or rights to dissent from the Merger and the transactions contemplated by the Merger Agreement that you may have. At the Effective Time, except for fraud, you hereby release and discharge Parent, the Company, and each of their respective Subsidiaries from any and all claims, fees, demands, costs, damages, liabilities, obligations, expenditures, remedies, liens, rights to arbitration, rights of action and/or causes of action of any nature whatsoever, whether known or unknown, foreseeable or unforeseeable, that you have, may have or might assert against Parent, the Company or any of their respective Subsidiaries arising prior to the Effective Time as a result of your being a shareholder of the Company or any of its Subsidiaries or a creditor of the Company or its Subsidiaries, or in connection with the Offer to Purchase, the execution and delivery of the Merger Agreement or the consummation of the Merger and the transactions contemplated thereby.

          5. You represent and warrant to Parent that (i) you are the beneficial owner of, and have (or have the authority and power to convey) good, valid and marketable title to, the Subject Shares set forth opposite your name on Schedule I; (ii) you have sole voting power, and sole power of disposition, with respect to all of your Subject Shares; (iii) the Subject Shares are all of the equity securities of the Company and Company Notes beneficially owned by you or your Affiliates as of the date hereof; (iv) other than the Subject Shares, you do not own of record any equity securities of the Company or Company Notes; (v) the Subject Shares are free and clear of all Liens, other than any Liens created by this Agreement; and
(vi) you have not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

          6. You covenant and agree to Parent that you shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein, except (a) to any Affiliate of yours who agrees in writing to be bound by the terms of this Agreement and (b) Transfers of the Company Notes pursuant to the Offer to Purchase contemplated by the Merger Agreement,
(ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of law) or (iii) commit or agree to take any of the foregoing actions.

          7. You agree that you shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

          8. To the extent permitted by applicable Law, you agree that this Agreement and the obligations hereunder are intended to attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including your administrators, successors or receivers.

          9. You agree to provide any information concerning ________ reasonably requested by the Company or Parent that is required in any regulatory application or filing made, or approval sought, in connection with the Merger.

          10. You agree that in the event: (a) any shares of Common Stock, Company Notes or other equity securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares of you or otherwise; (b) you purchase or otherwise acquire beneficial ownership of any shares of Common Stock, Company Notes or other equity securities of the Company after the execution of this Agreement; or (c) you acquire the right to vote or share in the voting of any shares of Common Stock, Company Notes or other equity securities of the Company after the execution of this Agreement (such shares of Common Stock, Company Notes or other equity securities of the Company, collectively, the "New Shares"), you agree to vote such New Shares in the same manner as the Subject Shares and agree that any such New Shares shall be subject to the same restrictions as the Subject Shares as set forth in this Agreement. You also agree that any New Shares acquired or purchased by you shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares. Notwithstanding the foregoing, you agree that you will not take any affirmative action to acquire beneficial or record ownership of any Company Notes following the date of this Agreement.

          11. You hereby agree to be bound by and subject to the provisions set forth in Sections 4.8(a), (c) and (d) of the Merger Agreement as such provisions apply to the Company. Notwithstanding the foregoing, this provision shall not restrict any employee of ________ or of any of your affiliates that is an officer or director of the Company from acting in such Person's capacity as an officer or director of the Company, including, without limitation, taking any action or omitting to take any action in such capacity believed by such Person to be required by such Person's fiduciary duties.

          12. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

          13. This Agreement shall automatically terminate, and none of Parent, the Company or you shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms, except for Section 4 hereof, which shall survive the termination of this Agreement upon the Effective Time. None of the representations and warranties in this Agreement shall survive termination of this Agreement. Notwithstanding the foregoing, no such termination shall relieve any party hereto of any liability for damages resulting from any breach of this Agreement (which breach, and liability therefore, shall not be affected by termination of this Agreement).

          14. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          15. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 15 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          16. Parent shall (and shall instruct the Company to) take all action necessary to ensure that you have a reasonable opportunity to complete a Letter of Transmittal prior to Closing and to deliver such Letter of Transmittal to the Paying Agent at the Closing. Subject to the delivery by you of a completed Letter of Transmittal, Parent shall instruct the Company to instruct the Paying Agent to deliver to you the Merger Consideration to which you are entitled, as well as the payment for any Company Notes tendered by you, by wire transfer on the Closing Date.

          17. Parent understands that you are engaged in the business of asset management, including managing assets of clients pursuant to various agreements and arrangements (collectively, "Client Agreements"). Notwithstanding any other provision of this Agreement, this Agreement shall only apply to the extent of your management authority under the Client Agreements and you shall not be required to take any action that would reasonably be expected to result in a breach of any Client Agreement. In addition, (a) at any time and from time to time, the terms "Subject Shares", "Company Notes" and "New Shares" shall include only securities then under management by you and (b) the representations, warranties and covenants in Sections 4, 5, 6, 8 and 9 above are qualified and limited by your rights and obligations under the Client Agreements. Notwithstanding anything to the contrary contained in Section 10 of this Agreement, Parent agrees that you may accept deposits of Company Notes by clients pursuant to the Client Agreements. You represent and warrant that the performance by you of your obligations under this Agreement will not result in a breach of any Client Agreement, except to the extent any client under a Client Agreement exercises its right to rescind your authority regarding, or beneficial ownership of, a Subject Security in accordance with the applicable Client Agreement or as otherwise required by applicable Law. Neither you nor any of your Affiliates shall amend or agree to amend any Client Agreement in a manner that would be inconsistent with this Agreement or cause the performance of your obligations hereunder to breach any Client Agreement.

                          [Signature page follows]

                                                GLOBAL CROSSING LIMITED


                                                By:-----------------------
                                                   Name:
                                                   Title:

Agreed and accepted as of the date first set forth above,


[STOCKHOLDER]


-----------------------


                                                             Schedule I
                                                             ----------

                                                       SHARES OF        NUMBER OF        NUMBER OF      AMOUNT OF       AMOUNT OF
NAME OF STOCKHOLDER                 ADDRESS             COMPANY          COMPANY          COMPANY       SERIES A         SERIES B
                                                         STOCK           OPTIONS         WARRANTS        NOTES            NOTES

                                    TOTAL:

                                EXHIBIT A-3

                                                              EXECUTION VERSION



                                  FORM OF

                             SUPPORT AGREEMENT

                                   by and

                                   among

                          GLOBAL CROSSING LIMITED,

                                    and

            CERTAIN STOCKHOLDERS OF IMPSAT FIBER NETWORKS, INC.


                        DATED AS OF OCTOBER __, 2006

7

                             SUPPORT AGREEMENT

          SUPPORT AGREEMENT, dated as of October __, 2006 (this
"Agreement"), by and among Global Crossing Limited, a Bermuda corporation ("Parent"), and each of the Stockholders of IMPSAT Fiber Networks, Inc. (the "Company") signatory hereto (collectively, the "Stockholders" and each individually, a "Stockholder").

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and GC Crystal Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent ("MergerCo"), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which MergerCo will be merged with and into the Company with the Company as the surviving corporation (the "Merger");

          WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number and type of shares of Company Stock, Company Options, Company Notes and Company Warrants set forth opposite such Stockholder's name on Schedule I hereto (such shares of Company Stock, Company Options, Company Notes and Company Warrants, together with any other equity securities of the Company, the power to dispose or the voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Shares");

          WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, each Stockholder is entering into this Agreement concurrently with the execution and delivery of the Merger Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

                                 ARTICLE I
                               VOTING MATTERS

          Section 1.1 Agreement to Vote. Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, at any meeting of the Stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the Stockholders of the Company, such Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares beneficially owned by such Stockholder, (i) in favor of (a) the approval and adoption of the Merger Agreement and (b) in favor of any actions necessary to consummate the Merger on the terms and subject to the conditions of the Merger Agreement or necessary to consummate any of the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of each Stockholder or under this Agreement, and (iii) except as otherwise agreed in writing by Parent, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

          Section 1.2 Proxies. If, and only if, any Stockholder fails to comply with the provisions of Section 1.1, each Stockholder agrees that such failure shall result, without any further action by such Stockholder and effective as of the date of any such failure, in the appointment of Parent and each of its executive officers from and after the date of determination of such failure until the termination of this Agreement as such Stockholder's attorney, agent and proxy, with full power of substitution, to vote and otherwise act with respect to all of such Stockholder's Subject Shares, at any meeting of the Stockholders of the Company, however called, and in any action by consent of the Stockholders of the Company, on the matters and in the manner specified in Section 1.1 hereof. This power of attorney and proxy is irrevocable during the term of this Agreement and coupled with an interest and, to the extent permitted under applicable Law, shall be valid and binding on any Person to whom any Stockholder may transfer any of its Subject Shares in breach of, or in accordance with, this Agreement. Each Stockholder hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in Section 1.1 above and each Stockholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in Section 1.1 above.

          Section 1.3 Company Note. Each Stockholder hereby agrees to validly tender pursuant to and in accordance with the terms of the Offer to Purchase (as contemplated in the Merger Agreement), as soon as practicable after commencement but in no event later than the scheduled expiration date of the Offer to Purchase, all of the outstanding Company Notes held of record and beneficially owned by such Stockholder; provided in any event that the total consideration received by the Stockholder for each such Company Note is no less than the total consideration received by any other holder of Company Notes in respect of such Company Notes.

          Section 1.4 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger and the transactions contemplated by the Merger Agreement that such Stockholder may have.

                                ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          Each Stockholder hereby represents and warrants to the Company as follows with respect to itself only:

          Section 2.1 Existence; Authorization. Such Stockholder, if not an individual, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation. Such Stockholder has all requisite capacity, power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and assuming due execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of such Stockholder enforceable against Stockholder in accordance with its terms.

          Section 2.2 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the certificate of incorporation, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder, (ii) conflict with or violate any applicable Law by which Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

               (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity by Stockholder, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, and except for any items referred to in
Section 2.3 of the Merger Agreement or Schedule 2.3(b) of the Disclosure
Letter.

          Section 2.3 Ownership of Subject Shares. Such Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I. Such Stockholder has sole voting power, and sole power of disposition, with respect to all of its Subject Shares. The Subject Shares owned by such Stockholder are all of the equity securities of the Company and Company Notes owned, either of record or beneficially, by such Stockholder as of the date hereof. The Subject Shares owned by such Stockholder are free and clear of all Liens, other than any Liens created by this Agreement. Such Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

                                ARTICLE III
                       COVENANTS OF THE STOCKHOLDERS

          Each Stockholder severally, but not jointly and severally, hereby covenants and agrees as follows with respect to itself only:

          Section 3.1 Restriction on Transfer of Shares. Such Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein, except to any Affiliate of Stockholder who agrees in writing to be bound by the terms of this Agreement and except for Transfers of the Company Notes pursuant to the Offer to Purchase contemplated by the Merger Agreement, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of law) or (iii) commit or agree to take any of the foregoing actions.

          Section 3.2 Inconsistent Agreements. Such Stockholder agrees that it shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

          Section 3.3 Certain Events. To the extent permitted by applicable Law, such Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's administrators, successors or receivers.

          Section 3.4 Cooperation with Transaction. Such Stockholder agrees to provide any information regarding such Stockholder reasonably requested by the Company or Parent that is required in any regulatory application or filing made, or approval sought, in connection with the Merger.

          Section 3.5 Additional Purchases. Such Stockholder agrees that in the event (a) any shares of Company Stock, Company Notes or other equity securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares of such Stockholder or otherwise; (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Stock, Company Notes or other equity securities of the Company after the execution of this Agreement; or (c) such Stockholder acquires the right to vote or share in the voting of any shares of Company Stock, Company Notes or other equity securities of the Company after the execution of this Agreement (such Company Stock, Company Notes or other equity securities of the Company, collectively, the "New Shares"), such Stockholder agrees to vote such New Shares in the same manner as the Subject Shares and agrees that any such New Shares shall be subject to the same restrictions as the Subject Shares as set forth in this Agreement. Such Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares.

          Section 3.6 Non-Solicitation. Such Stockholder hereby agrees to be bound by and subject to the provisions set forth in Sections 4.8(a), (c) and (d) of the Merger Agreement as such provisions apply to the Company (it being understood and agreed that this provision shall not restrict such Stockholder from acting in his or her capacity as a director, officer or employee of the Company).

                                ARTICLE IV
                               MISCELLANEOUS

          Section 4.1 Termination. Except with respect to this Article IV, this Agreement shall automatically terminate, and none of the Company or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, no such termination shall relieve any party hereto of any liability for damages resulting from any breach of this Agreement (which breach, and liability therefore, shall not be affected by termination of this Agreement).

          Section 4.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the termination of this Agreement.

          Section 4.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or delivered by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

          Section 4.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 4.6 Entire Agreement. This Agreement and the Merger Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

          Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

          Section 4.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 4.9 Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

          Section 4.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

               (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware

               (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 4.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          Section 4.11 Amendment: Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

          Section 4.12 Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          Section 4.13 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance; provided, that such party hereto was not in material breach of its representations, warranties, covenants and agreements hereunder at the time of the other party's material breach of its representations, warranties, covenants and agreements under this Agreement. The parties hereto agree that if any party shall have failed to perform its obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to seek specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.

          Section 4.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                         [Signature page follows.]

          IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.


                                                GLOBAL CROSSING LIMITED


                                                By:-----------------------
                                                   Name:
                                                   Title:



                                                [STOCKHOLDER]



                                                --------------------------


                                                             Schedule I
                                                             -----------

                                                       SHARES OF        NUMBER OF        NUMBER OF      AMOUNT OF       AMOUNT OF
NAME OF STOCKHOLDER                 ADDRESS             COMPANY          COMPANY          COMPANY       SERIES A         SERIES B
                                                         STOCK           OPTIONS         WARRANTS        NOTES            NOTES

                                    TOTAL: